Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO SENIOR SECURED TERM LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED TERM LOAN AGREEMENT , dated as of April 8, 2026 (this “Amendment”), is by and among SOLARIS ENERGY INFRASTRUCTURE, LLC, a Delaware limited liability company (the “Borrower”), SOLARIS ENERGY INFRASTRUCTURE, INC., a Delaware corporation (“Parent”), the Guarantors party hereto (together with the Borrower, collectively, the “Obligors”), the Lenders party hereto and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, “Administrative Agent”), and GOLDMAN SACHS BANK USA, as collateral agent (in such capacity, “Collateral Agent”).

RECITALS:

The Borrower, Parent, the other Obligors, the Administrative Agent, the Lenders and the other parties from time to time party thereto are party to that certain Senior Secured Term Loan Agreement, dated as of March 16, 2026 (the “Original Agreement”, and the Original Agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment, the “Credit Agreement”);

The Borrower has requested that the Lenders provide Additional Commitments (as defined below) under the Credit Agreement to the Borrower on the Amendment No. 1 Closing Date (as defined below) in an aggregate principal amount equal to $200,000,000;

Each of the Lenders party hereto (which constitute at least the Required Lenders) is prepared to provide, severally and not jointly, Additional Commitments in an aggregate principal amount for such Lender equal to its Additional Commitment set forth on Schedule 1 attached hereto opposite such Lender’s name, subject to the terms and conditions set forth herein; and

The parties hereto have agreed, subject to the satisfaction of the conditions precedent set forth in Section 4.1 hereof, to amend certain terms of the Original Agreement as hereinafter provided to give effect to the Additional Commitments and the provision of Additional Loans (as defined below) thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

Definitions and References

Section 1.1. Terms Defined in the Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Rules of Construction. The rules of construction specified in Section 1 of the Original Agreement shall apply to this Amendment.

ARTICLE II

Additional Commitments

Section 2.1. Additional Commitments. Subject to the satisfaction or waiver of the conditions set forth in Section 4.1 hereof, each of the parties hereto hereby agrees that on the Amendment No. 1 Closing Date:

(a) Each Lender party hereto hereby agrees, severally and not jointly, to provide additional commitments to the Borrower on the Amendment No. 1 Closing Date in an aggregate principal amount equal to such Lender’s commitment set forth opposite its name under the heading “Additional Commitments” on Schedule 1.1 attached hereto (such commitments, collectively, the “Additional Commitments”, and any loans made in respect thereof from time to time after the Amendment No. 1 Closing Date, the “Additional Loans”).

(b) Schedule 1.1 to the Original Credit Agreement is hereby replaced and superseded in its entirety with Schedule 1.1 attached hereto.

ARTICLE III

Amendments to Original Agreement

Section 3.1. Amendments. On the Amendment No. 1 Closing Date, the Original Agreement shall be amended as follows:

(a) The Original Agreement (excluding the Schedules and Exhibits thereto) is hereby amended in its entirety to read as set forth in Exhibit A attached hereto.

(b) Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Schedule 1.1 to this Amendment.

ARTICLE IV

Closing Conditions

Section 4.1. Amendment No. 1 Closing Date. This Amendment shall become effective as of the date first written above (the “Amendment No. 1 Closing Date”), immediately upon the satisfaction or waiver in accordance with the Credit Agreement of the following conditions:

(a) The Administrative Agent shall have received:

(i) executed counterparts of this Amendment by the signatories hereto;

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(ii) certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of Borrower certifying (A) that, after giving effect to the to the making of the Additional Commitments, any Additional Loans on the Amendment No. 1 Closing Date and the transactions contemplated hereunder, (1) the Obligors and their Subsidiaries, on a consolidated basis, are Solvent; (2) no Default or Event of Default exists; and (3) the representations and warranties set forth in Section 5.1 of this Amendment and Section 9 of the Original Credit Agreement are true and correct in all material respects (without duplication of any materiality provision contained therein) as of the Amendment No. 1 Closing Date (or any earlier date with respect to which any such representation or warranty relates);

(iii) a certificate of a duly authorized officer of each Obligor and Parent, certifying (A) that attached copies of such Obligor’s and Parent’s, as applicable, Organic Documents are true and complete, and in full force and effect, without amendment except as shown (or were otherwise delivered on the Closing Date and there have been no amendments, modifications or supplements thereto since the Closing Date); (ii) that an attached copy of resolutions authorizing execution and delivery by Parent and the Obligors of this Amendment, and performance of Parent and the Obligors under the Credit Agreement as amended by this Amendment, is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment; and (C) to the title, name and signature of each Person authorized to sign this Amendment No. 1 and the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor or Parent, as applicable, in writing;

(iv) a written opinion of Gibson, Dunn & Crutcher LLP, in form and substance reasonably satisfactory to the Lenders;

(v) copies of the charter documents of each Obligor and Parent, certified by the Secretary of State or other appropriate official of such Obligor’s or Parent’s, as applicable, jurisdiction of organization as of a recent date (it being understood and agreed that this condition shall be deemed satisfied by the delivery of such charter documents on the Closing Date so long as there have been no amendments, modifications or supplements thereto since the Closing Date); and

(vi) good standing certificates as of a recent date for each Obligor and Parent, issued by the Secretary of State or other appropriate official of such Obligor’s or Parent’s, as applicable, jurisdiction of organization.

(b) Obligors shall have paid all fees and expenses required to be paid to the Administrative Agent, the Arrangers and the Lenders on the Closing Date, including fees and expenses of counsel (to the extent invoiced prior to the Amendment No. 1 Closing Date) and under any fee letter to which such Obligor is a party.

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ARTICLE V

Miscellaneous

Section 5.1. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, Parent and each Obligor hereby represents to the Lenders as of the date hereof as follows:

(a) It is duly authorized to execute, deliver and perform its obligations under this Amendment and is duly authorized to perform its obligations under the Credit Agreement and the other Loan Documents to which it is a party.

(b) The execution and delivery of this Amendment by it (i) does not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any order of any Governmental Authority in each case, as are applicable to it, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon it or its assets, or give rise to a right thereunder to require any payment to be made by it, and (iv) will not result in the creation or imposition of any Lien on any asset of it, except Liens created under the Loan Documents.

(c) This Amendment, when executed and delivered by Parent and each Obligor, will constitute, a legal, valid and binding obligation of Parent and such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.2. Affirmation of Parent and Obligors. Parent and each Obligor hereby confirm and agree that, notwithstanding the effectiveness of this Amendment, each Loan Document to which Parent or each such Obligor is a party is, and the obligations of Parent and each such Obligor contained in the Credit Agreement, as modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation, and the Security Documents and all of the Collateral described therein and Liens granted in favor of the Collateral Agent created thereunder secure the payment of all Obligations of the Obligors under the Loan Documents to the extent provided in the Security Documents and that all such Liens continue to be perfected as security for the Obligations secured thereby.

Section 5.3. Loan Document. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 5.4. GOVERNING LAW. THIS AMENDMENT AND ALL CLAIMS RELATED HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

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Section 5.5. Indemnity; Severability; Execution; Electronic Records; Consent to Forum; Waivers; Indemnity. Section 14.2 (Indemnity), Section 14.6 (Severability), Section 14.8 (Execution; Electronic Records); Section 14.15 (Consent to Forum) and Section 14.16 (Waivers) of the Credit Agreement are hereby incorporated by reference in their entirety, mutatis mutandis.

Section 5.6. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BORROWER:

SOLARIS ENERGY INFRASTRUCTURE, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

GUARANTORS:

SOLARIS OILFIELD SITE SERVICES OPERATING, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

SOLARIS OILFIELD EARLY PROPERTY, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

SOLARIS OILFIELD SITE SERVICES PERSONNEL LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

SOLARIS POWER SOLUTIONS STATELINE OPERATING, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Senior Secured Term Loan Agreement]

SOLARIS LOGISTICS, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

SOLARIS OILFIELD TECHNOLOGIES, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

SOLARIS TRANSPORTATION, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

SOLARIS POWER SOLUTIONS, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

SOLARIS POWER DISTRIBUTION SOLUTIONS, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

PROJECT G BUYER, LLC

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Senior Secured Term Loan Agreement]

PARENT:

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ Stephan Tompsett
Name: Stephan Tompsett
Title: Chief Financial Officer

AGENTS AND LENDERS:

GOLDMAN SACHS BANK USA,
as Administrative Agent and Collateral Agent

By:	/s/ Dana Siconolfi
Name: Dana Siconolfi
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Dana Siconolfi
Name: Dana Siconolfi
Title: Authorized Signatory

BANCO SANTANDER, S.A., NEW YORK BRANCH, as Lender

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ Heesu Sin
Name: Heesu Sin
Title: Authorized Signatory

Exhibit A to Amendment No. 1 to Senior Secured Term Loan Agreement

SENIOR SECURED TERM LOAN AGREEMENT

Dated as of March 16, 2026

SOLARIS ENERGY INFRASTRUCTURE, LLC,

as Borrower,

SOLARIS ENERGY INFRASTRUCTURE, INC.,

as Parent

THE OTHER OBLIGORS PARTY HERETO,

THE LENDERS PARTY HERETO

AND

GOLDMAN SACHS BANK USA,

as Administrative Agent

BANCO SANTANDER, S.A., NEW YORK BRANCH and

GOLDMAN SACHS BANK USA,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Section 1. DEFINITIONS; RULES OF CONSTRUCTION		1

1.1	Definitions	1
1.2	Accounting Terms	33
1.3	Uniform Commercial Code	33
1.4	Certain Matters of Construction	34
1.5	Division	34

Section 2. CREDIT FACILITIES		35

2.1	Loan Commitments	35
2.2	Borrowing Request.	35
2.3	Evidence of Debt; Register; Lender’s Books and Records; Loans	36
2.4	Fees	37
2.5	Interest	37
2.6	Repayment of Loans	38
2.7	Voluntary Prepayments	39
2.8	Mandatory Prepayments	39
2.9	Application of Payments	40
2.10	General Provisions Regarding Payments	40
2.11	Ratable Sharing	41
2.12	Increased Costs	41
2.13	Taxes; Withholding, etc.	42
2.14	Tax Treatment	46
2.15	[Reserved]	46
2.16	Designation of a Different Lending Office	47
2.17	Inability to Determine Rates; Replacing Benchmarks	47

Section 3. [RESERVED]		49
Section 4. [RESERVED]		49
Section 5. [RESERVED]		49
Section 6. CONDITIONS PRECEDENT		49

6.1	Conditions Precedent to Closing	49

Section 7. [RESERVED]		51
Section 8. [RESERVED]		51
Section 9. REPRESENTATIONS AND WARRANTIES		51

9.1	General Representations and Warranties	51

Section 10. COVENANTS AND CONTINUING AGREEMENTS		56

10.1	Affirmative Covenants	56
10.2	Negative Covenants	61
10.3	Financial Covenant	72

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Section 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT		73

11.1	Events of Default	73
11.2	Remedies upon Default	75
11.3	License	76
11.4	Setoff	76
11.5	Remedies Cumulative; No Waiver	77

Section 12. AGENT		77

12.1	Appointment, Authority and Duties of Agent	77
12.2	Agreements Regarding Collateral and Borrower Materials	78
12.3	Reliance By Agent	79
12.4	Action Upon Default	79
12.5	Ratable Sharing	79
12.6	Indemnification	80
12.7	Limitation on Responsibilities of Agent	80
12.8	Successor Agent and Co-Agents	81
12.9	Due Diligence and Non-Reliance	81
12.10	Remittance of Payments and Collections	82
12.11	[Reserved]	84
12.12	Titles	85
12.13	Certain ERISA Matters	85
12.14	[Reserved]	85
12.15	[Reserved]	85

Section 13. BENEFIT OF AGREEMENT; ASSIGNMENTS		86

13.1	Successors and Assigns	86
13.2	Participations	86
13.3	Assignments	87
13.4	Replacement of Certain Lenders	88

Section 14. MISCELLANEOUS		88

14.1	Consents, Amendments and Waivers	88
14.2	Indemnity	89
14.3	Notices and Communications	90
14.4	Performance of Obligors’ Obligations	92
14.5	Credit Inquiries	92
14.6	Severability	92
14.7	Cumulative Effect; Conflict of Terms	93
14.8	Execution; Electronic Records	93
14.9	Entire Agreement	93
14.10	Relationship with Lenders	93
14.11	No Advisory or Fiduciary Responsibility	94
14.12	Confidentiality	94

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14.13	[Reserved]	95
14.14	GOVERNING LAW	95
14.15	Consent to Forum	95
14.16	Waivers	96
14.17	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	96
14.18	Patriot Act Notice	97
14.19	Acknowledgement Regarding Any Supported QFCs.	97
14.20	NO ORAL AGREEMENT	98

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	Assignment
EXHIBIT B	Compliance Certificate
SCHEDULE 1.1	Commitments of Lenders
SCHEDULE 9.1.12	Names and Capital Structure
SCHEDULE 9.1.22	Material Contracts
SCHEDULE 10.1.14	Post-Closing Obligations
SCHEDULE 10.2.1	Existing Debt
SCHEDULE 10.2.2	Existing Liens
SCHEDULE 10.2.2(b)	Specified Genco Assets
SCHEDULE 10.2.4	Existing Investments
SCHEDULE 10.2.17	Permitted Parent Convertible Debt Transactions

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SENIOR SECURED TERM LOAN AGREEMENT

This SENIOR SECURED TERM LOAN AGREEMENT is dated as of March 16, 2026 (as amended, amended and restated, modified or supplemented from time to time, this “Agreement”), among SOLARIS ENERGY INFRASTRUCTURE, LLC, a Delaware limited liability company (“Borrower”), SOLARIS OILFIELD SITE SERVICES OPERATING, LLC, a Texas limited liability company, SOLARIS OILFIELD EARLY PROPERTY, LLC, a Texas limited liability company, SOLARIS OILFIELD SITE SERVICES PERSONNEL LLC, a Delaware limited liability company, SOLARIS LOGISTICS, LLC, a Delaware limited liability company, SOLARIS OILFIELD TECHNOLOGIES, LLC, a Delaware limited liability company, SOLARIS TRANSPORTATION, LLC, a Delaware limited liability company, SOLARIS POWER SOLUTIONS, LLC, a Texas limited liability company (“Solaris Power Solutions”), SOLARIS POWER DISTRIBUTION SOLUTIONS, LLC, a Texas limited liability company, PROJECT G BUYER, LLC, a Texas limited liability company (“Genco Buyer”), SOLARIS POWER SOLUTIONS STATELINE OPERATING, LLC, a Delaware limited liability company, and SOLARIS ENERGY INFRASTRUCTURE, INC., a Delaware corporation (“Parent”), the financial institutions party to this Agreement from time to time as Lenders and GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, “Administrative Agent”), and GOLDMAN SACHS BANK USA, as collateral agent (in such capacity, “Collateral Agent”).

R E C I T A L S:

Borrower has requested that Lenders provide a 364-day term loan credit facility to Borrower to finance the Obligors’ mutual and collective business enterprise. Lenders are willing to provide the term loan credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

Section 1. DEFINITIONS; RULES OF CONSTRUCTION.

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

Acquisition: a transaction or series of related transactions resulting in (a) the acquisition of (i) a business or division of another Person or (ii) substantially all assets of another Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person (other than another Obligor); or (c) merger, consolidation or combination of an Obligor or Subsidiary with another Person.

Additional Commitment: with respect to each Lender, its commitment to make Loans in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 under the caption “Additional Commitment”; provided that such commitment shall be automatically terminated upon the funding of the Loans pursuant to Section 2.1. The aggregate amount of the Lenders’ Additional Commitments on the Amendment No. 1 Closing Date is $200,000,000.

Senior Secured Term Loan Agreement

Additional Commitment Termination Date: means the earliest to occur of (a) October 8, 2026, (b) the date of termination of the Commitments pursuant to Section 2.1.4 and (c) the date of the termination of the Commitments pursuant to Section 11.2.

Additional Loan: any loans made in respect of the Additional Commitments; provided that the Additional Loans shall constitute Loans for all purposes of this Agreement and shall have identical terms, and constitute one and the same class with, the Loans funded on the Closing Date.

Administrative Agent: as defined in the introductory paragraph hereof and subject to Section 12.8.

Administrative Agent Indemnitees: Administrative Agent and its officers, directors, employees, Affiliates and Administrative Agent Professionals.

Administrative Agent Professionals: attorneys, accountants, advisors, and agents of Administrative Agent.

Affected Financial Institution: any EEA Financial Institution or UK Financial Institution.

Affiliate: with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person. Without limitation to the foregoing, any Person that directly or indirectly holds 20% or more of the Equity Interests of another Person shall be deemed to be an Affiliate of that Person for purposes of this Agreement. For the avoidance of doubt, Excluded Subsidiaries are Affiliates of Obligors.

Agent: means, collectively, Collateral Agent and Administrative Agent.

Agent Professionals: means Administrative Agent Professionals and Collateral Agent Professionals.

Agreement: as defined in the introductory paragraph hereof.

Amendment No. 1: means that certain Amendment No. 1 to Senior Secured Term Loan Agreement, dated as of April 8, 2026, among the Parent, the Borrower, the other Obligors party thereto, the Agent and the Lenders party thereto.

Amendment No. 1 Closing Date: as defined in Amendment No. 1.

Anti-Corruption Law: any law relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 and Patriot Act.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as (i) provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities and (ii) programs, permits and guidance promulgated by regulators.

Senior Secured Term Loan Agreement

Applicable Margin: for any day, (i) for any Base Rate Loans, 2.00% per annum, and (ii) for any Term SOFR Loans, 3.00% per annum.

Applicable Office: the office (including any domestic or foreign Affiliate or branch) designated as such by a Lender by notice to the Administrative Agent.

Approved Fund: any entity owned or Controlled by a Lender or Affiliate of a Lender, if such entity is engaged in making or investing in commercial loans in its ordinary course of activities.

Arranger Indemnitees: Arrangers and their officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

Arrangers: Goldman Sachs Bank USA and Banco Santander, S.A., New York, in their capacities as joint lead arrangers and joint bookrunners.

Assignment: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise reasonably satisfactory to Administrative Agent.

Attorney Costs: includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

Available Tenor: as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17.2.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation: with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Bankruptcy Code: Title 11 of the United States Code.

Senior Secured Term Loan Agreement

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one-month interest period as of such day, plus 1.0%; provided, that in no event shall the Base Rate be less than the Floor.

Base Rate Loan: a Loan that bears interest based on the Base Rate.

Benchmark: initially, the Term SOFR Screen Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Screen Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17.2.

Benchmark Replacement: with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Benchmark Replacement Adjustment: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

Benchmark Replacement Date: the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

Senior Secured Term Loan Agreement

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event: the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Senior Secured Term Loan Agreement

Benchmark Transition Start Date: in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

Benchmark Unavailability Period: the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.17.2 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.17.2.

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance reasonably satisfactory to each Lender.

Beneficial Ownership Regulation: as defined in 31 C.F.R. §1010.230.

Benefit Plan: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.

Borrowed Money: with respect to Parent or any of its Subsidiaries, without duplication, (a) any obligation that (i) arises from the lending of money by any Person to Parent or such Subsidiaries, (ii) is evidenced by notes, loan agreements, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business and not more than 60 days past due), or (iv) was issued or assumed as full or partial payment for Property or services; (b) Capital Leases; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person. For the avoidance of doubt, “Borrowed Money” shall not include obligations arising under “operating leases” as defined in Accounting Standards Codification (“ASC”) 842.

Borrower: as defined in the introductory paragraph hereof.

Borrower Materials: Compliance Certificates, Notices of Borrowing, Notices of Conversion/Continuation, and other information, reports, financial statements and materials delivered by Obligors under the Loan Documents, as well as Reports and other information provided at Borrower’s discretion by Administrative Agent to Lenders in connection with the credit facility established by this Agreement.

Senior Secured Term Loan Agreement

Borrowing: Loans made or converted together on the same day, with the same interest option and, if applicable, Interest Period.

Budget: as of any date, a twelve-month budget of the Borrower, presented on a quarterly basis, which shall set forth in reasonable detail the projected plan and forecast (including projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for the period of four fiscal quarters commencing with the fiscal quarter in which such Budget is delivered.

Business Day: any day except a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City.

Capital Lease Obligations: of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP (a “Capital Lease”), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (but excluding, for the avoidance of doubt, “operating leases” as defined in ASC 842).

Capital Stock: means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Adjustment: as of any date, the lesser of (a) $50,000,000 and (b) the amount on such date of unrestricted cash and cash equivalents of the Borrower and its Subsidiaries in deposit accounts and securities accounts (other than Excluded Accounts) of the Borrower and its Subsidiaries; provided that, from and after the date that is 60 days after the Closing Date (or such later date as the Administrative Agent may agree to in its reasonable discretion), such accounts are subject to a perfected Lien in favor of the Collateral Agent (such amount in this clause (b), the “Liquidity Amount”).

Casualty Event: any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries having a fair market value in excess of $5,000,000.

CAT Facility: Master Loan Agreement, dated as of September 26, 2024, by and between Caterpillar Financial Services Corp. and Project G Buyer, LLC, a Texas limited liability company (as successor-in-interest to Focus Genco LLC), as amended, restated, amended and restated, supplemented, or otherwise modified from time to time to the extent permitted hereunder, including by the Waiver and First Amendment to Master Loan Agreement, dated as of January 30, 2025, the Second Amendment to the Master Loan Agreement, dated as of March 20, 2025, and the Third Amendment to the Master Loan Agreement, dated as of March 16, 2026.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.).

Senior Secured Term Loan Agreement

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: the occurrence of any of the following events or series of events:

(a) Parent shall cease to be the sole managing member of Borrower; or

(b) Except in a transaction expressly permitted under the Loan Documents and after giving effect thereto, Borrower shall cease to own 100% of the Equity Interests of another Obligor; or

(c) any Person (excluding any Qualifying Owner or any group of Qualifying Owners acting together which would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act, and excluding a corporation or other entity owned, directly or indirectly, by the stockholders of Parent in substantially the same proportions as their ownership of stock of Parent) is or becomes the beneficial owner, directly or indirectly, of securities of Parent representing more than 50% of the combined voting power of Parent’s then outstanding voting securities; or

(d) there is consummated a merger or consolidation of Parent with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of Parent immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(e) the stockholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by Parent of all or substantially all of Parent’s assets, other than such sale or other disposition by Parent of all or substantially all of Parent’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Parent in substantially the same proportions as their ownership of Parent immediately prior to such sale; or

(f) a “change of control” or similar event occurs under any Material Debt.

Notwithstanding the foregoing, except with respect to clause (b) above, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of Parent immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of Parent immediately following such transaction or series of transactions.

Senior Secured Term Loan Agreement

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable and documented out-of-pocket attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or exit of Administrative Agent or any Lender) incurred by or asserted against any Indemnitee by an Obligor or other Person, relating to any (a) Loan, Loan Document, Borrower Materials or related transaction, (b) action taken or omitted in connection with this credit facility, (c) existence or perfection of Liens or realization on Collateral, (d) exercise of rights or remedies under a Loan Document or Applicable Law, (e) failure by an Obligor to perform or observe any term of a Loan Document, or (f) reliance by an Indemnitee on an electronic signature, record or Communication, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an appeal or Insolvency Proceeding), whether or not an Indemnitee or Obligor is a party.

Closing Date: as defined in Section 6.1.

CME: CME Group Benchmark Administration Limited.

Code: the Internal Revenue Code of 1986, as amended from time to time.

Collateral: all Property described in the Security Agreement and any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations, in each case, other than Excluded Property.

Collateral Agent: as defined in the introductory paragraph hereof and subject to Section 12.8.

Collateral Agent Indemnitees: Collateral Agent and its officers, directors, employees, Affiliates and Collateral Agent Professionals.

Collateral Agent Professionals: attorneys, accountants, advisors, and agents of Collateral Agent.

Colusa Acquisition: the acquisition by Solaris Power Solutions, LLC of certain assets pursuant to that certain Contract Agreement No. 0627-2025, dated as of June 27, 2025 (as amended, restated, supplemented and/or otherwise modified from time to time), between Colusa Power Infrastructure Partners, LLC, a Delaware limited liability company (“Colusa”) and Baker Hughes Energy Services LLC, a Delaware limited liability company (“Baker Hughes”), as assigned, transferred, novated, conveyed, and/or delivered to Solaris Power Solutions by that certain Assignment, Assumption, Novation and Amendment Agreement, dated as of March 13, 2026, by and among Colusa, Solaris Power Solutions, and Baker Hughes.

Commitment: collectively, the Initial Commitments and the Additional Commitments.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. §1 et seq.).

Senior Secured Term Loan Agreement

Communication: any notice, request, election, representation, certificate, report, disclosure, statement, authorization, approval, consent, waiver, document, amendment or transmittal of information of any kind in connection with a Loan Document, including any Borrower Materials or Modification of a Loan Document.

Compliance Certificate: a certificate, in the form of Exhibit B or otherwise reasonably satisfactory to the Administrative Agent, by which Obligors (a) make certain representations and warranties, (b) certify (i) the calculations of the Interest Coverage Ratio, Secured Leverage Ratio and Total Leverage Ratio and compliance with Section 10.3, (ii) as to whether a Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (iii) certain financial statements, and (c) state whether any change in GAAP or in the application thereof has occurred since the Closing Date or the date of the last Compliance Certificate and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (d)(i) setting forth as of such date, a true and complete list of all Material Contracts, which shall be in the form of a supplement to Schedule 9.1.22 and (ii) attaching true, correct and complete copies of (A) any Material Contracts entered into since the later of the Closing Date and the date of the previous Compliance Certificate and (B) any material amendment, supplement or modification to any existing Material Contract that has not previously been provided (including by public filing) or that has been entered into since the date of the previous Compliance Certificate.

Conforming Changes: with respect to use, administration of or conventions associated with SOFR, Term SOFR or any proposed Benchmark Replacement, as applicable, any conforming changes to the definitions of Base Rate, SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Administrative Agent’s reasonable discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of any Loan Document).

Consolidated Net Tangible Assets: as of any date of determination, for Parent, Borrower and Subsidiaries of Parent or Borrower, on a consolidated basis, the aggregate amount of total assets included in such Persons’ most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, and (c) to the extent included in such Persons’ most recent quarterly or annual consolidated balance sheet, all such assets of any Subsidiary that is not a Wholly-Owned Subsidiary of a Borrower.

Senior Secured Term Loan Agreement

Control: possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.

Covered Party: as defined in Section 14.19.

Current Expected Credit Loss Standard: Accounting Standards Codification 326, which sets forth ASU 2016-13, Financial Instruments-Credit Losses (Topic 326); Measurement of Credit Losses on Financial Instruments.

Debt: as applied to any Person, without duplication, (a) all Borrowed Money; (b) all Guarantees; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; (d) in the case of an Obligor, the Obligations; (e) all obligations to pay the deferred purchase price of Property or services, including any purchase price adjustments or earnouts and indemnities with respect to the purchase of Property or services, but excluding current accounts payable incurred in the Ordinary Course of Business; (f) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property; (g) all obligations, whether or not contingent, in respect of Disqualified Equity Interests valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interests plus accrued and unpaid dividends; and (h) all payments that would be required to be made in respect of any Swap after giving effect to any netting agreement with respect thereto in the event of a termination (including an early termination) on the date of determination; provided, that, for purposes of this clause (h), the obligation or option of the Borrower to deliver Equity Interests or cash in full or partial satisfaction of Debt incurred pursuant to Section 10.2.1(f) shall not constitute a payment required to be made in respect of a Swap. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. For the avoidance of doubt, “Debt” shall not include obligations arising under “operating leases” as defined in ASC 842. For the avoidance of doubt, no Permitted Capped Call Transaction shall be considered Debt of the Parent.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate or fee (including margin) otherwise applicable thereto.

Deposit Account Control Agreement: control agreement reasonably satisfactory to Collateral Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Collateral Agent’s Lien on such account.

Disposition: the sale, transfer, license, lease, consignment or other disposition (in one transaction, a series of transactions or otherwise) of property of a Person, including a sale-leaseback transaction, synthetic lease, issuance of Equity Interests by a subsidiary, Division, or sale, assignment, transfer or other disposal, with or without recourse, of any notes, accounts receivable or related rights.

Senior Secured Term Loan Agreement

Disqualified Equity Interests: any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the Termination Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt or (ii) any Equity Interests referred to in clause (a) above, in each case at any time on or prior to 180 days after the Termination Date, or (c) contains any mandatory repurchase obligation which may come into effect prior to Full Payment of all Obligations; provided, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 180 days after the Termination Date shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the Full Payment of the Obligations.

Division: the division of assets, liabilities and/or obligations of a Person among two or more Persons (whether pursuant to a “plan of division” or similar arrangement, including under Texas law with respect to a divisive merger), which may or may not include the original dividing Person and pursuant to which the original dividing Person may or may not survive.

Dollars: lawful money of the United States.

Domestic Subsidiary: any Subsidiary that is not a Foreign Subsidiary.

EBITDA: without duplication, for any period:

(a) the consolidated net income (excluding any extraordinary, unusual or non-recurring gains, losses or expenses) of Parent and its Wholly-Owned Subsidiaries (which for this purpose shall include Borrower); plus

(b) to the extent deducted in calculating such consolidated net income, (i) depreciation, amortization, and other non-cash items (including, for the avoidance of doubt, non-cash expenses accrued in accordance with the Current Expected Credit Loss Standard), (ii) Interest Expense, (iii) federal and state income tax expense (or, without duplication, Permitted Tax Distributions) (including state margin, franchise, gross receipts or similar Taxes), (iv) [reserved], and (v) fees and expenses related to the Transactions, the Genco Acquisition, the Genco Facilities, or the Colusa Acquisition, in each case on or prior to the Closing Date in an aggregate amount not exceeding $16,000,000, minus,

(c) to the extent added in calculating such consolidated net income, any non-cash income; plus

(d) the net income of any Person in which the Borrower or any of its Subsidiaries has a joint interest with a third party (including any Person that is a Subsidiary that is not Wholly-Owned and including any Excluded Subsidiary) but only to the extent such income

Senior Secured Term Loan Agreement

(i) is actually paid in cash to the Borrower or any of its Wholly-Owned Subsidiaries by dividend or other distribution during such period and (ii) is at the time such distribution or dividend is made, permitted under such Person’s charter or any organizational agreement and not prohibited by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Person, provided that the amount included as EBITDA pursuant to this clause (d) shall not exceed 30% of unadjusted EBITDA for such period.

Notwithstanding the foregoing, income relating to the Management Agreement and other fees from Excluded Subsidiaries shall only be included in EBITDA to the extent received by an Obligor in cash.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Electronic Copy: as defined in Section 14.8.

Electronic Record and Electronic Signature: as defined in 15 U.S.C. §7006.

Eligible Assignee: (a) a Lender, Affiliate of a Lender or Approved Fund that satisfies Section 12.13; (b) an assignee approved by Borrower (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within ten (10) Business Days after written notice of the proposed assignment) and Administrative Agent; or (c) during an Event of Default, any Person to whom assignment would not violate Applicable Laws.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

Environmental Laws: Applicable Laws relating to public health (other than occupational safety and health regulated by OSHA and in so far as relates to exposure to Hazardous Materials) or the protection or pollution of the environment, including the Resource Conservation and Recovery Act (42 U.S.C. §§6991-6991i), Clean Water Act (33 U.S.C. §1251 et seq.) and CERCLA.

Senior Secured Term Loan Agreement

Environmental Liability: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) a Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is expressly assumed or imposed with respect to any of the foregoing.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest, including without limitation, warrants, options, or other rights to purchase or acquire, and securities convertible into or exchangeable for, an equity security or ownership interest, provided that instruments evidencing Borrowed Money that by their terms are convertible or exchangeable into or for Equity Interests and/or cash or any combination thereof shall not constitute Equity Interests under this definition prior to the settlement, conversion, exchange or exercise thereof into or for interests that would otherwise constitute Equity Interests under this definition.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Erroneous Payment: as defined in Section 12.10.2(a).

Erroneous Payment Subrogation Rights: as defined in Section 12.10.2(d).

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 11.1.

Senior Secured Term Loan Agreement

Excluded Account: any Deposit Account (a) exclusively used for purposes of (i) funding payroll, (ii) payroll taxes or (iii) employee benefit payments; provided that the aggregate amount of cash and cash qualified in Excluded Accounts pursuant to clause (a)(i) shall not exceed the Borrower’s good faith estimate of one month of payroll at any time, (b) constituting zero-balance disbursement accounts, and (c) constituting petty cash accounts containing not more than $250,000 on deposit therein at any time (but no more than $500,000 for all such accounts in the aggregate).

Excluded Property: each of the following: (a) (i) all leasehold estates with respect to office space used by Borrower or any of its Subsidiaries and (ii) all other real property interests (other than Material Real Estate), (b) (i) all light-duty vehicles, including F-150s, F-250s and F-350s and similar trucks, and (ii) other motor vehicles having an aggregate book value of not greater than $5,000,000; provided that trailers shall not constitute “Excluded Property”, (c) Commercial Tort Claims having an aggregate book value of not greater than $100,000, (d) the outstanding voting Equity Interests in each Foreign Subsidiary or Foreign Subsidiary Holdings Company which is owned directly by Borrower or any of its Domestic Subsidiaries in excess of 65% of issued and outstanding voting Equity Interests of such Foreign Subsidiary or such Foreign Subsidiary Holdings Company, and Equity Interests issued by Foreign Subsidiaries or Foreign Subsidiary Holdings Companies that are owned by Foreign Subsidiaries, (e) any property owned by an Excluded Subsidiary or any Foreign Subsidiary, (f) any property with respect to which the Borrower and Collateral Agent reasonably determine, in writing, that the cost or other consequence of obtaining a Lien thereon or perfection thereof is excessive in relation to the benefit to the secured party of the security to be afforded thereby, (g) any asset in respect of which granting a Lien to the Agent or the pledge or creation of a security interest in which (x) is restricted by applicable laws or (y) would require governmental or third party (other than Parent, the Borrower, or any of its Subsidiaries) consent, approval, license or authorization that has not been obtained, in each case of clauses (x) and (y), to the extent that such prohibition or limitation existed at the time of the acquisition thereof or entry into of the contract with such third party in respect of such asset and was not created or made binding on the assets in contemplation of or in connection with the acquisition of such assets, applicable law or regulation (in each case, except to the extent such prohibition or limitation (i) could be waived by an Obligor or any Subsidiary, (ii) is the result of an attempt to circumvent the collateral requirements of the Loan Documents or (iii) is rendered ineffective under the UCC (including, without limitation, pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC, and any successor provision thereto) or other applicable law notwithstanding such prohibition); provided, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the restriction, prohibition and/or requirement of consent shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such asset not subject to the prohibitions specified above and (h) until the termination of the Genco Facilities and the release of the Liens granted thereunder, the Specified Genco Assets; provided, further, that, notwithstanding the foregoing in each case, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property, including monies due or to become due to an Obligor (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

Excluded Subsidiary: collectively, Stateline Power, LLC, a Texas limited liability company, and Solaris Power Solutions Stateline, LLC, a Delaware limited liability company.

Senior Secured Term Loan Agreement

Excluded Taxes: means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) withholding Taxes imposed pursuant to FATCA; and (d) Taxes attributable to a Recipient’s failure to comply with Section 2.13.6.

Extraordinary Expenses: all costs, expenses or advances incurred by any Agent Indemnitee during an Event of Default or Obligor’s Insolvency Proceeding, including those relating to any (a) audit, inspection, repossession, storage, repair, appraisal, insurance, processing, preparation or advertising for sale, sale, collection, or other preservation of or realization upon Collateral; (b) action, arbitration or other proceeding (whether instituted by or against Administrative Agent, Collateral Agent, any Lender, any Obligor, any creditor(s) of an Obligor or any other Person) in any way relating to any Collateral, Collateral Agent’s Liens, Loan Documents or Obligations, including any lender liability or other Claims; (c) Enforcement Action or exercise of any rights or remedies in, or the monitoring of, an Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; and (e) negotiation and documentation of any Modification, workout, restructuring, forbearance, liquidation or collection with respect to any Loan Document, Collateral or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage and insurance costs, permit fees, utility expenses, legal and accounting fees and expenses, appraisal costs, brokers’ and auctioneers’ commissions, environmental study costs, wages and salaries paid to employees of any Obligor or independent contractors in liquidating Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any applicable treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an applicable intergovernmental agreement between the U.S. and any other jurisdiction which (in either case) facilitates the implementation of the foregoing.

Federal Funds Rate: for any day, the per annum rate calculated by FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than the Floor.

Financial Officer: the chief financial officer, principal accounting officer, treasurer or controller of the applicable Obligor.

Senior Secured Term Loan Agreement

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Obligors and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

Floor: 0.00%.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would reasonably be expected to result in material tax liability to Borrower (or the regarded owner of any Borrower if a Borrower is a partnership or disregarded entity for US income tax purposes).

Foreign Subsidiary Holding Company: any Subsidiary substantially all of the assets of which are Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) or Equity Interests and debt of one or more (x) Foreign Subsidiaries and (y) other Subsidiaries that are Foreign Subsidiary Holding Companies pursuant to clause (x) of this definition.

Funding Date: means the first date all the conditions precedent in Section 6.2 are satisfied (or waived in accordance with Section 14.1) and the Additional Loans requested pursuant to a Notice of Borrowing are funded.

FRBNY: the Federal Reserve Bank of New York.

Full Payment: with respect to any Obligations, the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding).

GAAP: generally accepted accounting principles in effect in the United States from time to time, subject to Section 1.2.

Genco Acquisition: the acquisition of Focus Genco Cayman Ltd., an exempted company with limited liability organized under the Laws of the Cayman Islands (“Focus Genco”) by Genco Buyer pursuant to that certain Securities Purchase Agreement, dated as of March 16, 2026, among the Borrower, Genco Buyer, the parties thereto as “Sellers,” Focus Genco, Alan Zelazo, as seller representative, and Parent.

Senior Secured Term Loan Agreement

Genco Acquisition Steps: the structure steps to effectuate the Genco Acquisition described in the steps plan dated March 8, 2026, previously shared with the Administrative Agent.

Genco Buyer: Project G Buyer, LLC, a Texas limited liability company.

Genco Facilities: the Stonebriar Facility and the CAT Facility.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantee: of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business.

Guarantors: each Subsidiary of the Borrower that guarantees payment or performance of Obligations, including as of the Closing Date, for the avoidance of doubt, the Subsidiaries of the Borrower party to this Agreement on the Closing Date.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Collateral Agent, including the Security Agreement.

Hazardous Materials: all hazardous, toxic, explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated under any Environmental Law because of their hazardous, toxic, dangerous or deleterious characteristics or properties, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.

Senior Secured Term Loan Agreement

Immaterial Subsidiary: subject to Section 10.2.15, any (a) Domestic Subsidiary which (i) for any twelve (12) month period ending on the last day of any Fiscal Quarter had less than $10,000 of revenues and (ii) as of the last day of such Fiscal Quarter was the owner of less than $25,000 of assets, (b) any Foreign Subsidiary, which as of the last day of such fiscal quarter was the owner of less than $15,000,000 of assets all as shown on the consolidated financial statements of Obligors, and (c) until March 31, 2026, Focus Genco, so long as Focus Genco owns no assets on and after the Closing Date. All Immaterial Subsidiaries as of the Closing Date, other than the Guarantors, are identified as such on Schedule 9.1.12 attached hereto.

Indemnified Liability: as defined in Section 14.2.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Collateral Agent Indemnitees and Arranger Indemnitees.

Initial Commitment: with respect to each Lender, its commitment to make Loans in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 under the caption “Initial Commitment”; provided that such commitment shall be automatically terminated upon the funding of Loans on the Closing Date pursuant to Section 2.1. The aggregate amount of the Lenders’ Initial Commitments on the Closing Date (prior to funding of the Loans on such date) is $300,000,000.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Interest Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recent 12 months, of (a) EBITDA to (b) Interest Expense.

Interest Expense: for any period, total interest expense accruing on Debt of Parent and its Subsidiaries, on a consolidated basis, during such period (including interest expense attributable to Capital Lease Obligations and amounts attributable to interest incurred under Swaps), determined in accordance with GAAP.

Interest Payment Date: (a) for each Term SOFR Loan, the last day of the applicable Interest Period; and (b) for all other Loans, the last day of each Fiscal Quarter.

Senior Secured Term Loan Agreement

Interest Period: a period of one, three or six months applicable to each Term SOFR Loan; provided, that (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a Term SOFR Loan, and shall expire one, three or six months thereafter, as applicable; (b) if any Interest Period begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at its end, or if such corresponding day falls after the last Business Day of the end month, then the Interest Period shall expire on the end month’s last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the Termination Date.

Investment: as defined in Section 10.2.4.

IRS: the United States Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

Lenders: lenders party to this Agreement and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by Administrative Agent or a Lender by notice to Borrower and, if applicable, Administrative Agent.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: an interest in Property securing an obligation or claim, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Collateral Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and allows Collateral Agent to enter the premises and remove, store and dispose of Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Collateral Agent, and agrees to deliver Collateral to Collateral Agent upon request or provide Collateral Agent access to remove the Collateral; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Collateral Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver Collateral to Collateral Agent upon request; and (d) for any

Senior Secured Term Loan Agreement

Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Collateral Agent the right, vis-à-vis such Licensor, to enforce Collateral Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a loan made by a Lender under the credit facility established by this Agreement, including, for the avoidance of doubt, both the Loans made on the Closing Date and any Additional Loans made on the Funding Date.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Management Agreement: that certain Agreement for Shared Management Services dated as of April 28, 2025, by and between Stateline Power, LLC, a Texas limited liability company and Solaris Power Solutions Stateline Operating, LLC, a Delaware limited liability company, as in effect on the date hereof.

Margin Stock: as defined in Regulation U of the Federal Reserve Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties or financial condition of the Obligors and their Subsidiaries, taken as a whole, the value of any material Collateral, the enforceability of any Loan Document, or the validity or priority of Collateral Agent’s Lien on any Collateral; or (b) impairs the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Collateral Agent to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract: the contracts identified on Schedule 9.1.22 and any other contract the breach or termination of which would reasonably be expected to result in a Material Adverse Effect.

Material Debt: Debt (other than the Obligations) of any one or more of Parent, the Obligors or Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of any Obligor or Subsidiary in respect of any Swap at any time shall be the Swap Termination Value of such Swap.

Material Real Estate: Real Estate with a fair market value in excess of $12,000,000 individually (or $22,000,000, in the aggregate).

Modification: any amendment, supplement, extension, approval, consent, waiver, change or other modification of a Loan Document, including any waiver of a Default or Event of Default.

Moody’s: Moody’s Investors Service, Inc. or any successor acceptable to Administrative Agent.

Senior Secured Term Loan Agreement

Mortgage: a mortgage, deed of trust or similar security interest on Real Estate granted to Collateral Agent by an Obligor to secure any Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: proceeds (including, when received, any deferred or escrowed payments) received by Parent, an Obligor or Subsidiary in cash from a Disposition, Casualty Event, incurrence of Debt, Equity Issuance or any other sale, lease, conveyance, disposition or other transfer of property, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Collateral Agent’s Liens on Collateral sold; (c) Taxes paid or payable by Obligors as a result thereof (after taking into account any available tax credits or deductions and any tax-sharing arrangements), including sales, use, transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Notice of Borrowing: notice by Borrower of a Borrowing, in form reasonably satisfactory to Administrative Agent.

Notice of Conversion/Continuation: written notice by Borrower for conversion or continuation of a Loan as a Term SOFR Loan, in form reasonably satisfactory to Administrative Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) interest, expenses, fees, indemnification obligations, Claims and other amounts payable by Obligors under Loan Documents, (c) the Obligors’ obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights, and (d) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: Borrower and each Guarantor.

Ordinary Course of Business: the ordinary course of business of any Obligor or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Senior Secured Term Loan Agreement

Other Agreement: each fee letter, Lien Waiver, Related Real Estate Document, Borrower Material, Communication, note, assignment, document, instrument or agreement of any kind (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person (at an Obligor’s direction) to Administrative Agent, Collateral Agent or a Lender in connection with any transaction relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of the Borrower pursuant to Section 13.4).

Outbound Investment Rules: the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et. seq.

Parent: as defined in the introductory paragraph hereof.

Participant: as defined in Section 13.2.1.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Recipient: as defined in Section 12.10.2(a).

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Senior Secured Term Loan Agreement

Perfection Certificate: a certificate in form reasonably satisfactory to Agent that provides information with respect to the assets of each Obligor.

Permitted Acquisition: an Acquisition permitted by Section 10.2.4(m).

Permitted Capped Call Transaction: one or more customary capped call share option(s) (or substantively equivalent derivative transaction(s)) relating to the Equity Interests of Parent (or other securities or property following a merger event or other change of the Equity Interests of Parent) entered into and purchased by Parent in connection with the issuance of any Permitted Convertible Debt and settled in Equity Interests (other than Disqualified Equity Interests) of Parent (or such other securities or property), cash or a combination thereof (with the amount of such cash or such combination determined by reference to the market price of such Equity Interests of Parent or such other securities), and cash in lieu of any fractional share; provided that the purchase of any such Permitted Capped Call Transaction is made in full with the net proceeds received in connection with the issuance of such Permitted Convertible Debt; provided further that the other terms, conditions and covenants of such transaction are customary for transactions of such type (as determined by Parent in good faith).

Permitted Convertible Debt: as defined in Section 10.2.17.

Permitted Disposition: a Disposition permitted by Section 10.2.5.

Permitted Encumbrances:

(a) Liens imposed by law for Taxes that are not yet delinquent or are being Properly Contested;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 30 days or are being Properly Contested;

(c) pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits (including letters of credit) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, commodity, currency or other hedges permitted hereunder and other obligations of a like nature, in each case in the Ordinary Course of Business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default and pre-judgment Liens created by or existing from any litigation or legal proceedings that are being Properly Contested, and which would not, upon becoming Liens securing judgments for the payment of money, constitute an Event of Default;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on Real Estate imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Obligor or Subsidiary;

Senior Secured Term Loan Agreement

(g) Liens in favor of a banking or other financial institution arising as a matter of law or in the Ordinary Course of Business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(h) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the Ordinary Course of Business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens arising from the filing of precautionary UCC financing statements regarding operating leases or any consignment arrangements;

(k) leases, subleases, licenses, sublicenses granted to others in the Ordinary Course of Business;

(l) any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Loan Documents; and

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes.

Permitted Intercompany Note: collectively, the unsecured Debt of Borrower in the form of the 0.25% Convertible Note due 2031 issued by Solaris Energy Infrastructure, LLC to Solaris Energy Infrastructure, Inc. and the 4.75% Convertible Note due 2030 issued by Solaris Energy Infrastructure, LLC to Solaris Energy Infrastructure, Inc., in each case, that was initially incurred to Parent with the issuance by Parent of the Permitted Convertible Debt.

Permitted Investments:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

Senior Secured Term Loan Agreement

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (e) above; and

(g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

Permitted Lien: as defined in Section 10.2.2.

Permitted Tax Distributions: (i) for any calendar year or portion thereof during which Borrower is either a pass-through entity for U.S. federal income Tax purposes or filing an affiliated, combined, consolidated, unitary or similar Tax return with or that includes any of its direct or indirect members or partners, payments and distributions to the members or partners of Borrower in an amount not to exceed the product of (a) the highest combined marginal federal and applicable state and local income tax rates for individuals or corporations, if higher, residing in New York, New York (taking into account the character of the taxable income (e.g., long-term capital gain, qualified dividend income, ordinary income, etc.) and the deductibility for individuals (or lack thereof) of state and local income Taxes), multiplied by (b) the total aggregate taxable income of Borrower and its Subsidiaries during the relevant calendar year or portion thereof, calculated without regard to, any Tax deductions or basis adjustments arising under Code Section 743 attributable to the assets of Borrower or its Subsidiaries, and (ii) cash distributions to any direct or indirect members or partners of Borrower to the extent necessary for Parent to make payments when due and payable pursuant to the Tax Receivable Agreement. Notwithstanding the foregoing, payments and distributions to the members or partners of Borrower in respect of the taxable income of Excluded Subsidiaries shall not constitute “Permitted Tax Distributions” except to the extent that a like amount therefor is received by Borrower in cash from such Excluded Subsidiaries.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity of any kind.

Plan: any Benefit Plan maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

Senior Secured Term Loan Agreement

Platform: as defined in Section 14.3.3.

Pledge Agreement: that certain Parent Pledge Agreement entered into as of the date hereof among the Parent and the Collateral Agent.

Prime Rate: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent and applied to similarly situated companies) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined by dividing the amount of such Lender’s Loans by the aggregate outstanding Loans or, if all Loans have been paid in full, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Properly Contested: with respect to any obligation of an Obligor or Subsidiary, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s or Subsidiary’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; and (d) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

QFC Credit Support: as defined in Section 14.19. Qualifying Owners: (i) William A. Zartler, or any company of which he is the manager, managing member or otherwise controls, including Solaris Energy Capital, LLC, (ii) any wife, lineal descendant, legal guardian or other legal representative or estate of the principal member named in clause (i) above; (iii) any trust of which at least one of the trustees is a person described in clauses (i) or (ii) above, (iv) Yorktown Energy Partners X, L.P. and any affiliated funds or investment vehicles managed by Yorktown Partners LLC, (v) J Turbines, Inc. and any affiliated funds or investment vehicles managed by J Turbines, Inc., (vi) KTR Management Company, LLC and any affiliated funds or investment vehicles managed by KTR Management Company, LLC, (vii) any affiliated funds or investment vehicles managed by any of the persons described in clauses (iv), (v) or(vi) above, and (viii) any general partner, managing member, principal or managing director of any of the persons described in clause (vii) above.

Real Estate: all right, title and interest (whether as owner or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Senior Secured Term Loan Agreement

Recipient: Administrative Agent, Collateral Agent or any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance reasonably satisfactory to Collateral Agent and received by Collateral Agent for review: (a) at least 45 days prior to the effective date of the Mortgage, all information reasonably requested by Collateral Agent for due diligence pursuant to Flood Laws; and (b) at least 15 days (or such shorter period as Collateral Agent shall permit) prior to the effective date of the Mortgage: (i) a pro forma lender’s title policy (or binder therefor) covering Collateral Agent’s interest under the Mortgage, by an insurer reasonably acceptable to Collateral Agent, which must be fully paid on such effective date; (ii) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Collateral Agent may require with respect to other Persons having an interest in the Real Estate; (iii) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor reasonably acceptable to Collateral Agent; (iv) a life-of-loan flood hazard determination and, if any Real Estate is located in a special flood hazard zone, flood insurance documentation and coverage reasonably satisfactory to Collateral Agent; (v) a current appraisal of the Real Estate, prepared by an appraiser engaged by Collateral Agent, and in form and substance reasonably satisfactory to Collateral Agent; (vi) an environmental assessment, prepared by environmental engineers reasonably acceptable to Collateral Agent, an environmental indemnity agreement if appropriate, and such other reports, certificates, studies or data as Collateral Agent may reasonably require; and (vii) such other information, documents, instruments or agreements as Collateral Agent may reasonably request.

Release: any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on. into or through the Environment or into, from or through any building, structure or facility.

Relevant Governmental Body: the Federal Reserve Board and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or FRBNY.

Report: as defined in Section 12.2.3.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30-day notice period has been waived.

Required Lenders: two or more unaffiliated Lenders holding more than fifty percent (50%) of the aggregate outstanding Loans; provided, that in the event there is only one Lender at any time, such Lender shall constitute Required Lenders.

Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Restricted Payment: any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Obligor or Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in any Obligor or Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any Obligor or Subsidiary. The term “Restricted Payments” as used herein shall include management fees paid to any Person owning any Equity Interests in and to any Obligor or Subsidiary (other than cost reimbursement arrangements) and Permitted Tax Distributions.

Senior Secured Term Loan Agreement

S&P: S&P Global Ratings, a division of S&P Global Inc., or any successor acceptable to Administrative Agent.

Sanction: a trade or financial sanction administered or enforced by the U.S. Department of Treasury Office of Foreign Assets Control (OFAC), the Department of State, or the Department of Commerce, including restrictions imposed with respect to OFAC’s Specially Designated Nationals and Blocked Persons List, and equivalent sanctions administered and enforced by the UN Security Council, European Union or its Member States, and His Majesty’s Treasury of the United Kingdom.

Secured Leverage Ratio: as of any testing day, the ratio of (a) Debt as of such date that is secured by a Lien on the Collateral as of such date minus the Cash Adjustment as of such date to (b) EBITDA for the 12 month period ended on the last day of the most recently ended fiscal quarter, determined in each case on a consolidated basis for Parent and its Subsidiaries.

Securities Account Control Agreement: a control agreement reasonably satisfactory to Collateral Agent executed by an institution maintaining a securities account for an Obligor, to perfect Collateral Agent’s Lien on such account.

Security Agreement: that certain Guarantee and Collateral Agreement entered into as of the date hereof among the Obligors party thereto and the Collateral Agent.

Security Documents: the Guaranties, Security Agreement, Pledge Agreement, Mortgages, Deposit Account Control Agreements, Securities Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of the applicable Obligor.

SOFR: the secured overnight financing rate as administered by FRBNY (or a successor administrator).

SOFR Borrowing: as to any Borrowing, the SOFR Loans comprising such Borrowing.

SOFR Loan: a Loan that bears interest at a rate based on Term SOFR.

Solvent: as to any Person, such Person (a) owns Property whose fair value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair value is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay its debts as they mature in the ordinary course of business; (d) has capital that is not unreasonably small for its business and

Senior Secured Term Loan Agreement

is sufficient to carry on its business and transactions and all business and transactions in which it intends to engage; and (e) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. The amount of contingent and unmatured liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified BofA LC: the letter of credit issued by Bank of America, N.A. with the face amount of $215,000, for the benefit of Zurich American Insurance Company, reference number 68205471.

Specified BofA Obligations: obligations in connection with purchase cards, gas cards, corporate credit cards and similar transactions in the Ordinary Course of Business with Bank of America, N.A..

Specified Genco Assets: to the extent constituting assets of Genco Buyer, (x)(i) the assets described on Part I of Schedule 10.2.2(b), together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements and replacements thereof or thereto, and any and all proceeds thereof, including, without limitation, proceeds of insurance (the “Stonebriar Assets”), (ii) the Purchase Order (as defined in the Stonebriar Facility as in effect on the Closing Date) and all other contracts and agreements providing Genco Buyer with rights to purchase or otherwise obtain title to the Stonebriar Assets, and (iii) all proceeds of each of the foregoing; and (y)(i) the assets described on Part II of Schedule 10.2.2(b) (the “CAT Assets”), including, all replacements, repairs, additions, attachments, accessories and Accessions (as defined in the CAT Facility as in effect on the Closing Date) thereto, (ii) all invoices, supply contracts, purchase orders, purchase agreements or other documentation relating to the order, fabrication, construction and/or purchase of such CAT Assets, (iii) any and all warranty agreements, extended services agreements and other instruments and documents that relate to the acquisition, installation, maintenance or warranty of such CAT Assets (including all claims for damages arising as a result of any default by the supplier or other parties obligated pursuant to the foregoing, including claims under all warranty and indemnity provisions contained therein and any and all rights of Genco Buyer to compel performance of the terms of such documents), (iv) any amounts and proceeds of any kind payable in respect of any casualty (whether or not covered by insurance) or any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority (as defined in the CAT Facility as in effect on the Closing Date) relating to such CAT Assets or any material part thereof, and all indemnity, warranty or guaranty payable by reason of a Casualty Event (as defined in the CAT Facility as in effect on the Closing Date) related to any of the foregoing, (v) proceeds and products, whether tangible or intangible, of any of the foregoing, including, as such terms are defined in the UCC, chattel paper, instruments, accounts, rents, proceeds of insurance or any other property resulting from the sale, lease or other disposition of the foregoing, (vi) any lease or sublease of the foregoing and all rental payments made thereunder.

Senior Secured Term Loan Agreement

Stonebriar Facility: Loan and Security Agreement, dated as of March 16, 2026, by and between Eldridge Asset Finance LLC, as administrative agent, Stonebriar Commercial Finance LLC, as initial lender and Project G Buyer, LLC, as borrower, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time to the extent permitted hereunder.

Subsidiary: with respect to any Person, any entity at least 50% of whose voting securities is owned by such Person (including indirect ownership through other entities in which such Person directly or indirectly owns 50% of the voting securities) or is otherwise consolidated with such Person under GAAP; provided that an Excluded Subsidiary shall not constitute a “Subsidiary” under the terms of this Agreement or any other Loan Document (other than for purposes of Section 9.1.19 and Section 10.1.10(b)).

Subordinated Debt: Debt incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to the Administrative Agent.

Subordinated Debt Documents: any indenture or note or other instrument under which any Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing any Subordinated Debt or providing for any Guarantee or other right in respect thereof.

Swap: as defined in §1a(47) of the Commodity Exchange Act. For the avoidance of doubt, the definition of “Swap” shall not include any Permitted Capped Call transaction.

Swap Termination Value: in respect of any one or more Swaps, after taking into account the effect of any legally enforceable netting agreement relating to such Swaps, (a) for any date on or after the date such Swaps have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swaps, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer which is a party to such Swap.

Tax Receivable Agreement: the Tax Receivable Agreement dated as of May 17, 2017, by and among Parent and the other parties thereto and any similar agreement entered into by Parent after the date hereof.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed, administered, assessed or collected by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term SOFR: (a) for any Interest Period relating to a Loan (other than a Base Rate Loan), the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period, provided that if such rate is not published prior to 11:00 a.m. on such

Senior Secured Term Loan Agreement

determination date, then the Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and (b) for any interest calculation relating to a Base Rate Loan on any day, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day, provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; provided, that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) would otherwise be less than the Floor, Term SOFR shall be deemed the Floor for purposes of this Agreement.

Term SOFR Loan: a Loan that bears interest based on clause (a) of the definition of Term SOFR.

Term SOFR Screen Rate: the forward-looking SOFR term rate administered by CME (or any successor administrator reasonably satisfactory to the Administrative Agent and the Borrower) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).

Termination Date: March 15, 2027.

Total Leverage Ratio: as of any testing day, the ratio of (a) Debt as of such date minus the Cash Adjustment as of such date to (b) EBITDA for the 12 month period ended on the last day of the most recently ended fiscal quarter, determined in each case on a consolidated basis for Parent and its Subsidiaries.

Transactions: (a) the execution, delivery and performance by Parent and each Obligor of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof and (b) the execution, delivery and performance by Parent and each Obligor of each other document and instrument required to satisfy the conditions precedent to the initial Loan hereunder.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when used in reference to a Lien for which the laws of another jurisdiction govern perfection or enforcement, the Uniform Commercial Code of such other jurisdiction, as applicable.

UK Financial Institution: any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unadjusted Benchmark Replacement: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Senior Secured Term Loan Agreement

United States Person: “United States person” as defined in Section 7701(a)(30) of the Code.

U.S. Government Securities Business Day: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

U.S Special Resolution Regimes: as defined in Section 14.19.

Wholly-Owned: with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by an Obligor and/or one or more of its Wholly-Owned Subsidiaries.

Write-Down and Conversion Powers: (a) the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Obligors delivered to Agent before the Closing Date and using the same inventory valuation method and lease accounting treatment as used in such financial statements; provided, that Obligors may adopt a change required or permitted by GAAP after the Closing Date as long as Obligors’ certified public accountants concur in such change, it is disclosed to Agent and the Loan Documents are amended in a manner reasonably satisfactory to Collateral Agent and Required Lenders to address the change. Upon request by the Administrative Agent, Collateral Agent or Required Lenders, Borrower’s financial statements and Borrower Materials shall set forth a reconciliation between calculations made before and after giving effect to any change in GAAP. In addition, all accounting terms shall be interpreted, all accounting determinations shall be made and all financial statements shall be prepared without giving effect to any election under FASB Accounting Standards Codification Topic 825, Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt at “fair value”, as defined therein.

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangible,” “Securities Account” and “Supporting Obligation.”

Senior Secured Term Loan Agreement

1.4 Certain Matters of Construction. The rules of construction and interpretation included in this Section apply to all Loan Documents. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to the applicable document as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” mean “including, without limitation”, “or” includes “and/or”, and the rule of ejusdem generis does not apply. Section titles appear as a matter of convenience only and will not affect the interpretation of a Loan Document. Reference to any (a) law includes all related regulations, interpretations, supplements, amendments and successor provisions; (b) document, instrument or agreement includes any amendment, extension, supplement, waiver, replacement and other modification thereto (to the extent permitted by the Loan Documents and except as otherwise specified herein); (c) section means, unless the context otherwise requires, a section of the applicable document; (d) exhibit or schedule means, unless the context otherwise requires, an exhibit or schedule to the applicable document, which is thereby incorporated by reference; (e) Person includes its permitted successors and assigns; (f) time of day means the time at Administrative Agent’s notice address under Section 14.3.1; or (g) unless otherwise set forth herein, discretion or satisfaction of Administrative Agent, the Collateral Agent or Required Lenders means the sole and absolute discretion of such Person exercised from time to time. Any references to Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and any determination (including calculation of financial covenants) made from time to time by Obligors under the Loan Documents shall be made in light of the circumstances existing at such time. Obligors have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Indemnitee under a Loan Document. No provision of a Loan Document shall be construed against a party by reason of it having, or being deemed to have, drafted the provision. Reference to an Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. References herein to the consolidated financial results of Parent, Obligors or Borrower and Subsidiaries shall not include the financial results of any Excluded Subsidiary unless explicitly stated otherwise (including, without limitation, pursuant to clause (d) of the definition of EBITDA), provided that certain reporting delivered under Section 10.1.1(a) and (b) may include the results of Excluded Subsidiaries if the consolidating and other information is also provided in compliance with such Section.

1.5 Division. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division, or an allocation of assets to a series of any such entity (or the unwinding of a Division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer or similar term, as applicable, to, of or with a separate Person. Any Division of Person shall constitute a separate Person hereunder.

Senior Secured Term Loan Agreement

Section 2. CREDIT FACILITIES.

2.1 Loan Commitments.

2.1.1 Commitments. Subject to the conditions set forth herein (including Section 6), each Lender agrees, severally and not jointly, to (a) make Loans to the Borrower on the Closing Date and (b) make Additional Loans to the Borrower, so long as the Additional Commitment Termination Date has not occurred, on the Funding Date, in each case in an aggregate principal amount equal to such Lender’s Initial Commitment or such Lender’s Additional Commitment, as applicable. The applicable Commitments shall be permanently reduced in full by the making of the Loans on the Closing Date or the Funding Date, as applicable, and amounts paid or prepaid in respect of the Loans may not be reborrowed.

2.1.2 Notes. Loans and interest accruing thereon shall be evidenced by the records of Administrative Agent and the applicable Lender. At the request of a Lender, Borrower shall deliver promissory note(s) to such Lender, evidencing its Loans.

2.1.3 Use of Proceeds. The proceeds of the Loans shall be used by Borrower solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to finance and/or reimburse the Obligors in connection with the Genco Acquisition; (d) to pay Obligations in accordance with this Agreement; and (e) for lawful corporate purposes, including working capital. Borrower shall not, directly or indirectly, use any Loan proceeds, nor use, lend, contribute or otherwise make available any Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any Margin Stock or for any related purpose as governed by any regulation (including Regulation U) of the Federal Reserve Board of Governors; (ii) to fund any activities of or business with any Person, or in any country or territory, that is the target of any Sanction; or (iii) in any manner that would result in a violation of a Sanction, Anti-Corruption Law, Anti-Terrorism Law, or other Applicable Law by any Person (including any Lender or other individual or entity participating in any transaction).

2.1.4 Termination of Additional Commitments. Unless previously terminated, the Additional Commitments of each Lender shall be automatically and permanently terminated upon the earlier of the (a) funding of the Additional Loans to be made by the Lenders on the Funding Date and (b) the Additional Commitment Termination Date.

2.2 Borrowing Request. .

2.2.1 Notice by Borrower. Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent. Each such notice shall be in the form of a written Notice of Borrowing, appropriately completed and signed by an officer of Parent and must be received by the Administrative Agent not later than 12:00 p.m. (New York City time) (a) in the case of a SOFR Borrowing, three (3) U.S. Government Securities Business Days prior to the date of the requested Borrowing or (b) in the case of a Borrowing of Base Rate Loans, on the date of the requested Borrowing.

2.2.2 Content of Borrowing Requests. Each Notice of Borrowing shall specify the following information: (i) the aggregate amount of the requested Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) in the case of a SOFR Borrowing, the Interest Period therefor; and (iv) the location and number of the Borrower’s account to which funds are to be disbursed.

Senior Secured Term Loan Agreement

2.2.3 Notice by Administrative Agent to Lenders. Promptly following receipt of a Notice of Borrowing, the Administrative Agent shall advise each Lender of the details thereof and such Lender’s portion of each resulting Borrowing.

2.3 Evidence of Debt; Register; Lender’s Books and Records; Loans.

2.3.1 Lenders’ Evidence of Debt. Each Lender shall maintain in its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by such Lender and each repayment and prepayment in respect thereof. The failure to make any such recordation, or any error in such recordation, shall not affect any Obligations in respect of any applicable Loans; and provided, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall be presumed correct absent manifest error.

2.3.2 Register. The Administrative Agent shall maintain a register for the recordation of the names and addresses of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by the Borrower and the Lenders, at any reasonable time and from time to time upon reasonable prior written notice. The entries in the Register shall be presumed correct, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Obligors’ Obligations in respect of any Loan. The Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name any Loan shall be registered as the owner and the Lender thereof for all purposes hereof. The Borrower hereby designates the entity serving as the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.3.2, and the Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

2.3.3 Timing. In recognition of the anticipated timing of closing and funding under this Agreement, the Administrative Agent (in its sole discretion) may make Loans available to Borrower on behalf of the Lenders on the Closing Date in an aggregate amount up to the full amount of the Commitments in anticipation of the funding by Banco Santander, S.A., New York (“Santander”) of its Commitments in the event that Santander does not or is not able to wire funds to the Administrative Agent for purposes of funding its Loans to Borrower by 8:00 a.m. (New York time) on the Closing Date. In the event that the Administrative Agent funds such Loans to Borrower on behalf of Santander, Santander agrees to promptly pay to the Administrative Agent (and in any event within one (1) Business Day of the Closing Date), such fronted amount, with, to the extent that such amount is not paid to the Administrative Agent on the Closing Date, interest thereon from the Closing Date to but excluding the date of payment to the Administrative Agent, calculated at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. In making such Loans available to Borrower on behalf of Santander, the Administrative Agent shall be entitled to all of the rights and protections afforded to the Administrative Agent under Section 12 of the Credit Agreement.

Senior Secured Term Loan Agreement

2.4 Fees.

2.4.1 Borrower shall pay all fees set forth in any fee letter executed by it in connection with this Agreement.

2.4.2 Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a duration fee in an aggregate amount equal to (i) 0.50% of the aggregate principal amount of the Loans outstanding on the date that is 90 calendar days after the Closing Date, due and payable on such date (or if such date is not a Business Day, the next Business Day); (ii) 0.75% of the aggregate principal amount of the Loans outstanding on the date that is 180 calendar days after the Closing Date, due and payable on such 180th day (or if such day is not a Business Day, the next Business Day); and (iii) 1.00% of the aggregate principal amount of the Loans outstanding on the date that is 270 calendar days after the Closing Date, due and payable on such 270th day (or if such day is not a Business Day, the next Business Day).

2.4.3 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent, Collateral Agent or any Lender, as applicable. Fees paid shall not be refundable under any circumstances (unless expressly set forth in any such fee letter).

2.4.4 Unless otherwise indicated herein, all computation of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be presumed correct, absent manifest error.

2.5 Interest.

2.5.1 Interest. Each Loan shall at all times bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin or (ii) if a Term SOFR Loan, at a rate equal to the sum of Term SOFR plus the Applicable Margin (the “Interest”).

2.5.2 Interest Payment Dates. Interest on each Loan shall be due and payable in cash in arrears on each Interest Payment Date. Interest payable hereunder shall be computed for the actual amount of days elapsed (including the first day but excluding the last day) (i) for Term SOFR Loans and Base Rate Loans (other than Loans in respect of which the Base Rate is calculated based on the Prime Rate), on the basis of a 360-day year or (ii) for all other Base Rate Loans, on the basis of a 365 or 366-day year, as applicable; provided that in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

2.5.3 Default Interest. Upon the occurrence and during the continuance of any Event of Default under Section 11, (x) with respect to any Event of Default under Section 11.1(a), 11.1(i), or 11.1(j), automatically, or (y) with respect to any other Event of Default, at the election of the Required Lenders (with notice to the Borrower), the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall automatically, commencing on the date of such Event of Default (or such later date as the Required Lenders may agree to in their sole

Senior Secured Term Loan Agreement

discretion), bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, any other Debtor Relief Laws or other applicable bankruptcy laws, whether or not allowed in such a proceeding) payable in cash on demand at the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.5.3 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, Collateral Agent or any Lender.

2.5.4 Application of Term SOFR to Outstanding Loans.

(a) Borrower may elect to convert any portion of Base Rate Loans to, or to continue any Term SOFR Loan at the end of its Interest Period as, a Term SOFR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be converted or continued as a Term SOFR Loan.

(b) Borrower shall give Administrative Agent a Notice of Conversion/Continuation by 12:00 p.m. (New York time) at least three Business Days before the requested conversion or continuation date. Promptly after receiving such notice, Administrative Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation is irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, at expiration of an Interest Period for a Term SOFR Loan, Borrower has failed to deliver a Notice of Conversion/Continuation, the Loan shall convert to a Base Rate Loan. Administrative Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Benchmark Replacement), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Benchmark Replacement) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. Administrative Agent may select information source(s) in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Benchmark Replacement), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s).

2.5.5 Interest Periods. Borrower shall select an Interest Period to apply to each Term SOFR Loan.

2.6 Repayment of Loans. If any principal or interest amount payable under the Loans remains outstanding on the Termination Date, such amount will be paid in full (other than contingent obligations for which no claim has been made) or otherwise satisfied by Borrower to the Lenders in immediately available funds on the Termination Date.

Senior Secured Term Loan Agreement

2.7 Voluntary Prepayments. The Borrower may, from time to time, prepay the Loans on any Business Day in whole or in part (together with any amounts due and payable pursuant to Section 2.5) in an aggregate minimum amount equal to if being paid in whole, the Obligations (other than contingent obligations for which no claim has been made) and if being paid in part, $1,000,000 and integral multiples of $500,000 in excess of that amount (or such lower amounts as the Administrative Agent may agree). All such prepayments shall be made upon not less than three (3) Business Days’ prior written notice, in each case given to the Administrative Agent by 12:00 p.m. (New York time) on the date required. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein, provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon one or more conditions precedent thereto, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if any such condition is not satisfied. Any such voluntary prepayment shall be applied as specified in Section 2.9.

2.8 Mandatory Prepayments.

2.8.1 Debt for Borrowed Money. If Parent, the Borrower or any Subsidiary issues any Debt for borrowed money not permitted hereunder (including, for the avoidance of doubt, the issuance or incurrence by Borrower or any of its Subsidiaries of any revolving credit or working capital facility or warehouse facility or the issuance of any debt securities by Parent, the Borrower or any Subsidiary) then the Borrower shall prepay the Loans in amount equal to 100% of the Net Proceeds of such issuance at the time of such issuance.

2.8.2 Disposition or Casualty Event. If the Borrower or any Subsidiary receives any Net Proceeds from a Disposition or Casualty Event under Section 10.2.5(c) or Section 10.2.5(h), then the Borrower shall prepay the Loans in amount equal to 100% of such Net Proceeds within five (5) Business Days after such receipt of such Net Proceeds; provided that, to the extent the Net Proceeds in respect of such Disposition or Casualty Event received by the Borrower and its Subsidiaries (a) are used to acquire assets that are substantially similar or serve substantially the same operational function as the assets that were the subject of such Disposition or Casualty Event, or (b) are otherwise less than $15,000,000 in the aggregate during the term of this Agreement, then in each case the Borrower shall not be required to prepay the Loans pursuant to this Section 2.8.2 so long as the Borrower notifies the Administrative Agent within five (5) Business Days following its receipt of the applicable Net Proceeds that it intends to reinvest such Net Proceeds (or portion thereof) in its business within 365 days following receipt of such Net Proceeds (which 365-day period may be extended by an additional 365 days if within the initial such 365-day period the Borrower or any of its Subsidiaries enters into a legally binding commitment to reinvest such proceeds in accordance with this Agreement) and so reinvests such Net Proceeds prior to the expiration of such timeframe.2.8.3 Equity Issuances. If Parent, the Borrower or any Subsidiary (a) issues any Equity Interests other than to Parent or an Obligor or a Subsidiary thereof (including in connection with the exercise of options or warrants or the conversion of any debt securities to equity) or (b) receives any capital contribution from any Person that is not Parent or an Obligor or a Subsidiary thereof (clauses (a) and (b), collectively, an “Equity Issuance”), then the Borrower shall prepay the Loans in an amount equal to 50% of the Net Proceeds of such Equity Issuance (other than the exercise price on stock options issued as part of employee compensation) within five (5) Business Days following its receipt of the applicable Net Proceeds.

Senior Secured Term Loan Agreement

2.8.4 Covenant Cure Payment. If the Borrower or any Subsidiary makes a Covenant Cure Payment hereunder then the Borrower shall prepay the Loans in amount equal to 100% of the Net Proceeds of such issuance at the time of Covenant Cure Payment.

2.8.5 Prepayment Certificate. Concurrently with or prior to any prepayment of the Loans pursuant to this Section 2.8, the Borrower shall deliver to the Agent a certificate of a Financial Officer demonstrating the calculation of the amount of the applicable proceeds giving rise to the prepayment and the amount required to be prepaid. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Agent a certificate of a Financial Officer demonstrating the calculation of such excess.

2.9 Application of Payments. Any payment of any Loan made pursuant to Sections 2.6, Section 2.7, Section 2.8 or Section 2.10 shall be applied as follows:

first, to pay all unpaid expenses, fees and actual, incurred indemnities of the Collateral Agent and Administrative Agent in their capacity as such due hereunder to the full extent thereof;

second, ratably to pay all unpaid expenses, fees and actual, incurred indemnities due hereunder to any Lender to the full extent thereof;

third, ratably to pay any accrued unpaid Interest (including interest at the Default Rate, if any) on Loans until paid in full;

fourth, [reserved];

fifth, ratably to prepay the principal amount of all Loans then outstanding in the order set forth in Section 2.10(b) until paid in full; and

sixth, ratably to pay any other Obligations then due and payable.

2.10 General Provisions Regarding Payments.

(a) All payments by the Borrower in respect of the Obligations shall be made in Dollars in same day funds, without, recoupment, setoff, counterclaim or other defense, free of any restriction or condition, and delivered on the date due to the Administrative Agent for the account of Lenders not later than 2:00 p.m. (New York time); funds received by the Administrative Agent after that time on such due date may, in the Administrative Agent’s reasonable discretion, be deemed paid by the Borrower on the next Business Day.

Senior Secured Term Loan Agreement

(b) All prepayments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid. All prepayments in respect of the principal amount of the Loans shall be applied to any principal repayment obligations on the Loans in the direct order of maturity.

(c) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s Pro Rata share of Obligations due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

2.11 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Security Agreement with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or any other Debtor Relief Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment (the “Receiving Lender”) shall notify the Administrative Agent and each other Lender of the receipt of such payment and apply a portion of such payment to make loans (the “Lender Loans”) (which it shall be deemed to have made simultaneously upon the receipt by each such other Lender of its portion of such payment) in the ratable Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such Receiving Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those Lender Loans made to the other Lenders shall be rescinded and the principal amounts of such Lender Loans shall be returned to the Receiving Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any Lender may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by the Borrower to that Lender with respect thereto as fully as if that Lender were owed the amount of the Loans made by that Lender.

2.12 Increased Costs. Subject to the provisions of Section 2.13 (which shall be controlling with respect to the matters covered thereby), in the event that any Change in Law: (a) subjects such Lender (or its Applicable Office) or the Administrative Agent to any additional Tax (other than (i) any Indemnified Tax or (ii) any Excluded Tax) with respect to its loans, loan principal, commitments, other obligations, deposits, reserves, other liabilities, or capital

Senior Secured Term Loan Agreement

attributable thereto; (b) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or (c) imposes any other condition, cost or expense (in each case, other than Taxes) on or affecting such Lender (or its Applicable Office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Lender of maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its Applicable Office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender or the Administrative Agent, upon receipt of the certificate referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Lender or the Administrative Agent for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender or the Administrative Agent shall deliver to Borrower (in the case of a Lender, with a copy to the Administrative Agent) a written certificate, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender or the Administrative Agent under this Section 2.12, which statement shall be presumed correct absent manifest error. Notwithstanding the foregoing, any demands by any Lender or the Administrative Agent for compensation under this Section 2.12 (Increased Costs) shall be made consistently with respect to similarly situated borrowers entering into loan agreements with such Lender or the Administrative Agent.

2.13 Taxes; Withholding, etc.

2.13.1 Payments to be Free and Clear. All sums payable by or on account of any Obligor hereunder and under the other Loan Documents shall (except to the extent otherwise required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

2.13.2 Withholding Taxes. If any Obligor or the Administrative Agent is required by law to make any deduction or withholding for or on account of any Tax from any sum paid or payable under any of the Loan Documents (as determined by the applicable Obligor or the Administrative Agent in its good faith discretion): (i) the applicable Obligor or the Administrative Agent, as applicable, shall be entitled to make such deduction or withholding and shall pay (or cause to be paid) any such withheld or deducted Tax to the relevant Governmental Authority before the date on which penalties attach thereto; and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Obligor in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that, after any such deduction or withholding (including such deductions and withholdings applicable to additional Indemnified Taxes payable under this Section 2.13), the Administrative Agent or such Lender, as the case may be, receives a net sum equal to what it would have received had no such deduction or withholding been required.

2.13.3 Other Taxes. In addition, the Obligors shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law, or, at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. The Borrower shall deliver to the Administrative Agent official receipts or other evidence of payment of Taxes or Other Taxes pursuant to this Section 2.13 reasonably satisfactory to the Administrative Agent promptly after payment of such Taxes or Other Taxes.

Senior Secured Term Loan Agreement

2.13.4 Indemnification. The Obligors shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid or incurred by the Administrative Agent or such Lender, as the case may be, relating to, arising out of, or in connection with any Loan Document or any payment or transaction contemplated hereby or thereby, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable costs and expenses arising therefrom or with respect thereto (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

2.13.5 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2.3 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.13.5.

2.13.6 Administrative Requirements; Forms Provision.

(a) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13.6(b)(A), Section 2.13.6(b)(B) and Section 2.13.6(b)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Senior Secured Term Loan Agreement

(b) Without limiting the generality of the foregoing,

(A)

Each Lender that is a United States Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(B)

Each Lender that is not a United States Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)

In the case of a Non-U.S. Lender eligible to claim the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	two executed copies of IRS Form W-8ECI;

(3)

in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower (or regarded owner of the Borrower for U.S. federal income tax purposes), within the meaning of Section 881(c)(3)(B)

Senior Secured Term Loan Agreement

of the Internal Revenue Code, or a “controlled foreign corporation” related the regarded owner of the Borrower for U.S. federal income tax purposes, as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)

to the extent a Non-U.S. Lender is not the beneficial owner of a Loan, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are eligible to claim the portfolio interest exemption, such Non-U.S. Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner.

(C)

Each Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

If a payment made to a Recipient under any Loan Document would be subject to withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Administrative Agent and the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations

Senior Secured Term Loan Agreement

under FATCA and to determine that such Recipient has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.13.6(b)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c) or before the date on which Goldman Sachs Bank USA (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower copies of either (i) IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding tax, or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a United States Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account).

Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 2.13 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and Administrative Agent in writing of its legal inability to do so.

2.13.7 Refunds of Tax. If a Recipient determines in its reasonable discretion that it has received a refund of Taxes that were indemnified pursuant to this Section 2.13 or with respect to which any Obligor paid additional amounts pursuant to this Section 2.13, it shall pay the amount of such refund to Borrower (but only to the extent of indemnity payments or additional amounts actually paid by the Obligors with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). The Obligors shall, upon request by the Recipient, repay to the Recipient such amount paid over to the Obligors (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to the Obligors if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

2.14 Tax Treatment. The parties agree (i) that for U.S. federal and other applicable income tax purposes to the maximum extent permitted by law, (a) the Loans shall be treated as “debt”, and (b) the Loans shall not be treated as “contingent payment debt instruments” under Section 1.1275-4 of the United States Treasury Regulations (or any corresponding provision of state income tax law) and (ii) to file all U.S. federal income tax and state income tax and franchise tax returns in a manner consistent with (i), except, in each case, to the extent otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the Code or other resolution following a challenge of such treatment by the IRS.

2.15 [Reserved].

Senior Secured Term Loan Agreement

2.16 Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.17 Inability to Determine Rates; Replacing Benchmarks.

2.17.1 Circumstances Affecting Benchmark Availability. Subject to Section 2.17.2 below, in connection with any request for a Term SOFR Loan, if (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed Term SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of Term SOFR Loans (to the extent of the affected Term SOFR Loans or the affected Interest Periods).

2.17.2 Benchmark Replacement Setting.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.17.2(a) will occur prior to the applicable Benchmark Transition Start Date.

Senior Secured Term Loan Agreement

(b) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17.2(d) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17.2.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Screen Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of SOFR Loans to be made during any Benchmark Unavailability Period.

Senior Secured Term Loan Agreement

Section 3. [RESERVED].

Section 4. [RESERVED].

Section 5. [RESERVED].

Section 6. CONDITIONS PRECEDENT.

6.1 Conditions Precedent to Closing. The Lenders shall not be required to fund any requested Loan or otherwise extend credit to Borrower hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto.

(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect Collateral Agent’s Liens in the Collateral, insofar as the same may be perfected by filing UCC-1 financing statements, as well as UCC and Lien searches and other evidence reasonably satisfactory to the Lenders that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) [Reserved].

(d) Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of Borrower certifying (i) that, after giving effect to the initial Loans and transactions hereunder, (A) the Obligors and their Subsidiaries, on a consolidated basis, are Solvent; (B) no Default or Event of Default exists; and (C) the representations and warranties set forth in Section 9 are true and correct; and (ii) that attached thereto are true, correct and complete copies of the material Genco Facilities documentation.

(e) Agent shall have received a certificate of a duly authorized officer of each Obligor and Parent, certifying (i) that attached copies of such Obligor’s and Parent’s, as applicable, Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery by Parent and the Obligors of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor or Parent, as applicable, in writing.

(f) Agent shall have received a written opinion of Gibson, Dunn & Crutcher LLP, as well as any local counsel to Obligors or Parent, in form and substance reasonably satisfactory to the Lenders.

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(g) Agent shall have received copies of the charter documents of each Obligor and Parent, certified by the Secretary of State or other appropriate official of such Obligor’s or Parent’s, as applicable, jurisdiction of organization as of a recent date. Collateral Agent shall have received good standing certificates as of a recent date for each Obligor and Parent, issued by the Secretary of State or other appropriate official of such Obligor’s or Parent’s, as applicable, jurisdiction of organization.

(h) Agent and the Lenders shall have received a Budget for the four-fiscal quarter period commencing with the fiscal quarter in which the Closing Date occurs.

(i) [Reserved].

(j) Each Obligor and Parent shall have provided, in form and substance reasonably satisfactory to Administrative Agent and each Lender, all documentation and other information as Administrative Agent or any Lender deems appropriate in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation. If any Obligor or Parent qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Administrative Agent and Lenders in relation to such Obligor or Parent, as applicable.

(k) The closing of the Genco Facilities (on terms satisfactory to the Lenders) shall have been consummated on or substantially concurrently with the Closing Date.

(l) Obligors shall have paid all fees and expenses required to be paid to Administrative Agent, Collateral Agent, Arrangers and Lenders on the Closing Date, including fees and expenses of counsel (to the extent invoiced prior to the Closing Date) and other advisors and under any fee letter to which such Obligor is a party.

(m) Agent shall have received a Notice of Borrowing in accordance with Section 2.2.

(n) Agent shall have received a duly executed payoff letter in form and substance reasonably satisfactory to it and dated on or prior to the Closing Date with respect to that certain Loan, Security and Guaranty Agreement dated as of October 2, 2024 (as amended), among Borrower and the Obligors, as borrowers, Bank of America, N.A., as agent, and the lending institutions party thereto, together with evidence reasonably satisfactory to it (including UCC-3 financing statement terminations and other termination documents) that on the Closing Date such Debt will be repaid in full and the Liens securing such Debt have been released, subject only to the filing of applicable terminations and releases.

6.2 Conditions to Additional Loans. The obligation of each Lender to fund any Additional Loans shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2 on or prior to the Additional Commitment Termination Date:

(a) The Amendment No. 1 Closing Date shall have occurred.

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(b) Both before and after giving effect to the Additional Loans, the following statements shall be true and correct as of the Funding Date: (1) there has been no change to the matters previously certified pursuant to Section 6.1(d)(i)(A) (or otherwise providing updates to such certifications), (2) no Default or Event of Default shall have then occurred and be continuing and (3) the representations and warranties of each Obligor set forth in Section 9 and of Parent and each Obligor in each other Loan Document shall be true and correct in all material respects (without duplication of any materiality provision contained therein) on and as of the Funding Date (or any earlier date with respect to which any such representation or warranty relates).

(c) Agent shall have received a Notice of Borrowing in accordance with Section 2.2.

Section 7. [RESERVED].

Section 8. [RESERVED].

Section 9. REPRESENTATIONS AND WARRANTIES.

9.1 General Representations and Warranties. To induce Administrative Agent, Collateral Agent and Lenders to enter into this Agreement and to make available the Commitments and Loans, each Obligor represents and warrants that:

9.1.1 Organization; Powers. Each Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

9.1.2 Authorization; Enforceability. The Transactions to be entered into by each Obligor are within such Obligor’s powers and have been duly authorized by all necessary corporate or limited liability company action. This Agreement has been duly executed and delivered by the Obligors and constitutes, and each other Loan Document to which any Obligor is to be a party, when executed and delivered by such Obligor, will constitute, a legal, valid and binding obligation of the Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

9.1.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Obligor or Subsidiary or any order of any Governmental Authority in each case, as are applicable to Obligors or Subsidiaries, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Obligors or Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by any Obligor or Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or Subsidiary, except Liens created under the Loan Documents.

Senior Secured Term Loan Agreement

9.1.4 Financial Condition. Obligors have heretofore furnished to Agent Parent’s consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of and for the Fiscal Year ended December 31, 2025, certified by a Financial Officer of Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Obligors and their consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes. Since December 31, 2025, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Obligors and their Subsidiaries, taken as a whole. Except as set forth on Schedule 10.2.1, after giving effect to the Transactions, none of the Obligors or their Subsidiaries have, as of the Closing Date, any material contingent liabilities or unrealized losses.

9.1.5 Properties; Priority of Liens. Each Obligor and Subsidiary has good title to, or valid leasehold interests in, all of its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each Obligor and Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other Intellectual Property material to its business, and the use thereof by the Obligors and Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that could not reasonably be expected to result in a Material Adverse Effect. All Liens of Collateral Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

9.1.6 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Obligors, threatened in writing against or directly affecting any Obligor or Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) that directly involve any of the Loan Documents or the Transactions.

(b) Except with respect to any other matters that could not reasonably be expected to result in a Material Adverse Effect, no Obligor or Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

9.1.7 Compliance with Laws and Agreements. Each Obligor and Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, including all Material Contracts and any agreements or other instruments governing any Material Debt of the Obligors or their Subsidiaries, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

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9.1.8 Investment Company Status. No Obligor or Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

9.1.9 Taxes. Each Obligor and Subsidiary has timely (taking into account any valid extensions) filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being Properly Contested or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

9.1.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. To the extent applicable, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in each of such cases so as to cause a Material Adverse Effect.

9.1.11 Disclosure. As of the Closing Date, Obligors have disclosed to Lenders all agreements, instruments and corporate or other restrictions to which any Obligor or Subsidiary is subject, and all other matters known to any of them that could, in each case, reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Obligor or Subsidiary to Administrative Agent, Collateral Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document, other than projected financial information, forward looking information and information of a general economic or industry specific nature (the “Information”), taken as a whole (after giving effect to all supplements and updates provided thereto) contained, as of the time it was furnished or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), any misstatement of a material fact or omitted, as of such time, to state any material fact necessary in order to make the statements therein taken as a whole not materially misleading, in light of the circumstances under which they were made. With respect to projected financial information, Obligors only represent that such information, taken as a whole, has been prepared in good faith based upon assumptions believed to be reasonable at the time prepared and at the time furnished to the Administrative Agent, Collateral Agent, or any Lender, it being understood that such projections are subject to significant uncertainties and contingencies, and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such difference may be material, and that no assurance can be given that the projected results will be realized. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Senior Secured Term Loan Agreement

9.1.12 Capital Structure. Schedule 9.1.12 shows as of the Closing Date, for each Obligor and Subsidiary, its name, jurisdiction of organization, issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 9.1.12, in the five years preceding the Closing Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Collateral Agent’s Lien, and all such Equity Interests are duly issued, and, to the extent such concepts are applicable, fully paid and non-assessable. As of the Closing Date and except as disclosed on Schedule 9.1.12, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary. As of the Closing Date, Obligors have no Subsidiaries other than as set forth on Schedule 9.1.12 hereto. Obligors owns all of the Equity Interests in and to each Subsidiary listed on Schedule 9.1.12 hereto.

9.1.13 Insurance. As of the Closing Date, the Obligors and Subsidiaries maintain insurance in compliance with Section 10.1.7 and all premiums due in respect of such insurance have been paid.

9.1.14 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Obligor or Subsidiary pending or, to the knowledge of any Obligor, threatened. The hours worked by and payments made to employees of Obligors and Subsidiaries have not been in violation of the FLSA or any other applicable federal, state, local or foreign law dealing with such matters, except where such violation could not reasonably be expected to have a Material Adverse Effect. All payments due from any Obligor or Subsidiary, or for which any claim may be made against any Obligor or Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Obligor or Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Obligor or Subsidiary is bound, except where such right could not reasonably be expected to have a Material Adverse Effect.

9.1.15 Solvency. On the Closing Date, and after giving effect to the Transactions to be consummated on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, Obligors and their Subsidiaries, on a consolidated basis, are Solvent.

9.1.16 Material Property Subject to Security Documents. The Collateral constitutes all of the real and material personal property owned by any Obligor (other than Excluded Property).

9.1.17 Property of Foreign Subsidiaries. As of the Closing Date, the aggregate book value of the total assets owned by Foreign Subsidiaries of any Obligor is no greater than 5% of the aggregate book value of the total assets owned by such Obligor and all of its Subsidiaries.

Senior Secured Term Loan Agreement

9.1.18 Property of Immaterial Subsidiaries. As of the Closing Date, the aggregate revenues of the Immaterial Subsidiaries (other than Focus Genco or any Guarantor) for the twelve-month period ending on the last day of the most recently ended Fiscal Quarter did not exceed $100,000 and the aggregate value of assets owned by the Immaterial Subsidiaries (other than Focus Genco or any Guarantor) as of the last day of such Fiscal Quarter, together with the aggregate value of assets owned by Focus Genco as of the Closing Date, did not exceed $250,000.

9.1.19 Sanctions; Anti-Corruption Laws. No Obligor or Subsidiary, nor to the knowledge of any Obligor or Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a country or territory that is the target of any Sanction. Each Obligor and Subsidiary has conducted its business in compliance with all applicable Sanction, Anti-Corruption Laws and Anti-Terrorism Laws.

9.1.20 Affected Financial Institution. No Obligor or Subsidiary is an Affected Financial Institution.

9.1.21 Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Federal Reserve Board of Governors.

9.1.22 Material Licenses and Permits; Material Contracts. Each of the Obligors and its Subsidiaries holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority required under any currently Applicable Laws for the operation of the business of such Persons as presently conducted, except where failure to hold any of the foregoing would not reasonably be expected to result in a Material Adverse Effect. Schedule 9.1.22 sets forth a list of all Material Contracts as in effect on the Closing Date, true and complete copies of which have been provided to the Administrative Agent.

9.1.23 Outbound Investment Rules. No Obligor or Subsidiary is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. No Obligor or Subsidiary currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if Borrower were a United States Person or (iii) any other activity that would cause Agent to be in violation of the Outbound Investment Rules or cause Agent to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Senior Secured Term Loan Agreement

Section 10. COVENANTS AND CONTINUING AGREEMENTS.

10.1 Affirmative Covenants. As long as any Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been asserted) are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1 Financial Statements and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) within 90 days after the end of each Fiscal Year, (i) the audited consolidated balance sheet of Parent and related statements of operations, shareholders’ equity and cash flows (including cash flows attributable solely to an Acquisition within the prior four quarter period) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification, commentary or exception as to the scope of such audit except to the extent such “going concern” qualification is solely attributable to (x) the Termination Date occurring within the next twelve months or (y) an actual or projected financial covenant default within the next twelve months), (ii) if, at any time, any Subsidiary of any Obligor is not a Wholly-Owned Subsidiary or any Excluded Subsidiary exists, the internally prepared consolidating balance sheet of Parent and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and (iii) a schedule prepared by Obligors and certified by a Financial Officer of Borrower showing any adjustments to the audited consolidated financial statements which are necessary to demonstrate the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries), to the effect that such consolidated financial statements together with such schedule present fairly in all material respects the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) the consolidated and consolidating balance sheet of Parent and related statements of operations, shareholders’ equity and cash flows (including cash flows attributable solely to an Acquisition within the prior four quarter period) as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year and (ii) a schedule prepared by Obligors showing any adjustments to the consolidated financial statements which are necessary to demonstrate the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries), all certified by Borrower’s chief financial officer as presenting fairly in all material respects the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

Senior Secured Term Loan Agreement

(c) concurrently with delivery of financial statements under clauses (a) and (b) above, a list of all Swaps then outstanding;

(d) concurrently with delivery of financial statements under clauses (a) and (b) above, a Compliance Certificate executed by a Financial Officer of Borrower (which shall calculate the Interest Coverage Ratio, Secured Leverage Ratio and Total Leverage Ratio, as applicable);

(e) if, at any time, any Subsidiary is not a Wholly-Owned Subsidiary or any Excluded Subsidiary exists, then concurrently with any delivery of financial statements under clauses (a), (b), or (c) above, a certificate of a Financial Officer of Borrower setting forth consolidating spreadsheets that show all Subsidiaries that are not Wholly-Owned Subsidiaries and all Excluded Subsidiaries and the eliminating entries applicable to the preparation of consolidating financial statements, in such form as would be presentable to the auditors of Obligors;

(f) concurrently with delivery of financial statements under clauses (a) and (b) above, a Budget for the four-fiscal quarter period commencing with such fiscal quarter;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be;

(h) promptly upon receipt thereof, copies of (i) all material notices or requests regarding any Material Contract (including notices of cancellation, termination, rejection and/or counterparty default) and (ii) any construction progress or other reports in respect of material projects of the Obligors or their Subsidiaries prepared for the board of Parent; and

(i) such other reports and information (financial or otherwise) as Administrative Agent or Collateral Agent may reasonably request from time to time in connection with any Collateral or Borrower’s, Subsidiary’s or other Obligor’s financial condition, ownership or business, including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (to the extent applicable).

(j) Documents required to be delivered pursuant to Section 10.1.1(a), (b), (g) or (i) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such documents are electronically filed with the SEC or (ii) on which such documents are delivered on Parent’s behalf to Administrative Agent for posting on an Internet or intranet website, if any, including Intralinks, administered by Administrative Agent and to which each Lender and Collateral Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided that Agent shall provide such of the foregoing information as it deems material to Lenders promptly upon receipt thereof from Obligors.

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10.1.2 Notices. Notify Administrative Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following affecting an Obligor: (a) a Default or Event of Default (each as therein defined) under any document evidencing any Material Debt; (b) existence of a Default or Event of Default; (c) material change in any accounting or financial reporting practice that affects calculation of the any covenant hereunder; (d) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Obligor or Subsidiary that could reasonably be expected to result in a Material Adverse Effect; (e) any material schedule delays (beyond nine (9) months) or variances from the most recently delivered Budget (of 30% or more), in each case, in respect of any material project exceeding; or (f) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section 10.1.2 shall be accompanied by a statement of a Senior Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

10.1.3 Information Regarding Obligors.

(a) Borrower will furnish to Agent prior written notice of any change (i) in any Obligor’s jurisdiction of organization, corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Obligor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Obligor’s or Subsidiary’s identity or corporate structure or (iv) in any Obligor’s Federal Taxpayer Identification Number. Obligors agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Obligors also agree promptly to notify Agent if any material portion of the Collateral is damaged or destroyed.

(b) After the Closing Date, Borrower will notify Agent in writing promptly upon any Obligor’s or any of their Wholly-Owned Subsidiaries’ acquisition or ownership of any personal property (other than Excluded Property) not already covered by this Agreement and the Security Documents (such acquisition or ownership being herein called an “Additional Collateral Event” and the property so acquired or owned being herein called “Additional Collateral”). As soon as practicable and in any event within sixty (60) days (or such longer period of time as may be acceptable to Administrative Agent in its sole discretion) after an Additional Collateral Event, the applicable Obligor shall (i) execute and deliver or cause to be executed and delivered Security Documents, in form and substance reasonably satisfactory to Collateral Agent, in favor of Collateral Agent and duly executed by such Obligor or such Subsidiary, covering and affecting and granting a first-priority Lien upon the applicable Additional Collateral, and such other documents (including, without limitation, all items required by Collateral Agent in connection with the Security Documents executed prior to the initial Loans being made hereunder, such as surveys, environmental assessments, certificates, legal opinions, all in form and substance reasonably satisfactory to Collateral Agent) as may be reasonably requested by Collateral Agent in connection with the execution and delivery of such Security Documents; and (ii) deliver or cause to be delivered by such Subsidiaries of such Obligor such other documents

Senior Secured Term Loan Agreement

or certificates consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Collateral Agent may reasonably request, it being understood and agreed that no Excluded Subsidiary shall be required to sign any Security Documents or grant any Liens in favor of the Collateral Agent.

10.1.4 Existence; Conduct of Business. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence under the Applicable Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, the failure of which could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 10.2.3.

10.1.5 Payment of Obligations. Pay its Debt and other obligations, including liabilities for all material Taxes, before the same shall become delinquent or in default, except to the extent that the failure to so pay could not reasonably be expected to have a Material Adverse Effect or where the validity or amount thereof is being Properly Contested.

10.1.6 Maintenance of Properties. Obligors will, and will cause each Subsidiary to, keep and maintain all property necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.1.7 Insurance. Maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Obligors will furnish to the Lenders, upon request of Agent, information in reasonable detail as to the insurance so maintained.

10.1.8 Casualty and Condemnation. Borrower will furnish to the Collateral Agent prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any legal action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar legal proceeding.

10.1.9 Books and Records; Inspections.

(a) Keep proper books of record and account in which full, true and correct entries, in all material respects in accordance with GAAP, are made, and permit representatives designated by Agent from time to time, subject (unless a Default or Event of Default exists) to reasonable notice and compliance with applicable health and safety protocols, and during normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations; provided that so long as no Default or Event of Default shall have occurred and be continuing, Agent shall only be permitted to conduct one such inspection during any twelve (12) month period for which

Senior Secured Term Loan Agreement

the Borrower shall reimburse Agent for its reasonable and documented out-of-pocket charges, costs and expenses in connection therewith (and, for the avoidance of doubt, if a visit or inspection is initiated during a Default or Event of Default, all such charges, costs and expenses relating thereto shall be reimbursed by Obligors without regard to such limits on the frequency of inspections). Lenders may participate in any such visit or inspection, at their own expense. Agent shall not have any duty to any Obligor to make any inspection, nor to share any results of any inspection or report with any Obligor. Obligors acknowledge that all inspections and reports are prepared by Agent for its and the Lenders’ purposes, and Obligors shall not be entitled to rely upon them.

(b) Reimburse Agent for all its reasonable and documented out-of-pocket charges, costs and expenses in connection with examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, up to one time per calendar year; provided, that if an examination is initiated during a Default or Event of Default, all such charges, costs and expenses relating thereto shall be reimbursed by Obligors without regard to such limits on the frequency of examinations. Obligors shall pay Agent then standard charges for examination activities, including charges for its internal examination group, as well as the charges of any third party used for such purposes.

10.1.10 Compliance with Laws.

(a) Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except (other than failure to comply with Anti-Terrorism Laws) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b) Parent and each Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions.

(c) Perform its obligations under material agreements (including all Material Contracts) to which it is a party, except, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

10.1.11 Accuracy of Information. Obligors will ensure that any information, including financial statements or other documents (but excluding any projections and forecast financial information and information of a general economic nature or industry specific information), furnished in writing by or on behalf of any Obligor to the Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder (in each case, as modified or supplemented by other information so furnished) contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when taken as a whole with other previously provided information in any material respect, and the furnishing of such information shall be deemed to be a representation and warranty by Obligors on the date thereof as to the matters specified in this Section 10.1.11; provided however, that, notwithstanding the foregoing, with respect to projected financial information, Obligors will ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Senior Secured Term Loan Agreement

10.1.12 Future Subsidiaries. Promptly (and in any event within 10 days) notify Agent if any Person becomes a Subsidiary (other than an Immaterial Subsidiary) and deliver any know-your customer or other background diligence information reasonably requested by Agent or any Lender with respect to such Subsidiary; and (provided it is not a Foreign Subsidiary) cause it to become a “Guarantor” under this Agreement and to guaranty and grant Liens securing the Obligations, in each case in a manner reasonably satisfactory to Collateral Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Collateral Agent shall reasonably require to evidence and perfect Liens in favor of Collateral Agent on all assets of such Person, including delivery of legal opinions, in form and substance reasonably satisfactory to Collateral Agent. Obligors shall not permit any Foreign Subsidiary to form, create or acquire a Domestic Subsidiary or Property that is located in the United States. If an Immaterial Subsidiary shall cease on any date to satisfy the conditions for qualification as an Immaterial Subsidiary, such Subsidiary shall be required to comply with the provisions of this Section 10.1.12 as if it had been newly formed or acquired on such date.

10.1.13 [Reserved].

10.1.14 Post-Closing Obligations. Each Obligor will complete each of the actions described in Schedule 10.1.14 as soon as commercially reasonable following the Closing Date, but in any event no later than the date set forth in Schedule 10.1.14 with respect to such action, or such later date as Administrative Agent in its sole discretion.

10.2 Negative Covenants. As long as any Commitment or Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been asserted) are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:

10.2.1 Permitted Debt. Create, incur, guarantee or permit to exist any Debt, except:

(a) the Obligations;

(b) Debt incurred or which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default under Section 11.1(h);

(c) Debt existing on the date hereof and set forth in Schedule 10.2.1(c) with the outstanding principal amount set forth on such Schedule and extensions, renewals, refinancings and replacements of all or any part thereof that do not increase the outstanding principal amount thereof by more than a reasonable premium or other reasonable amount of fees and expenses incurred in connection with such extension, renewal, refinancing or replacement; provided that, no Obligor or Subsidiary shall be obligated thereunder, either as a borrower or guarantor, unless such Person was obligated thereunder on the date hereof or required to be added thereto in the documentation evidencing same on the closing date hereof;

Senior Secured Term Loan Agreement

(d) (i) Debt of any Obligor to any other Obligor; and (ii) Debt of any Domestic Subsidiary that is not an Obligor to any Obligor to the extent such investment is permitted under Section 10.2.4;

(e) Guarantees of Debt permitted under this Section 10.2.1 subject to the same restrictions that would otherwise apply to such Debt;

(f) Unsecured convertible Subordinated Debt of Borrower incurred in connection with the Permitted Convertible Debt and the related Permitted Intercompany Note in an aggregate principal amount not to exceed the amount outstanding as of the Closing Date (i.e., $902,500,000);

(g) Exposure resulting from any Swap permitted under Section 10.2.7 hereof;

(h) Debt in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts incurred in the Ordinary Course of Business;

(i) customer deposits and advance payments received by an Obligor or any Subsidiary in the Ordinary Course of Business from customers for goods and services purchased in the Ordinary Course of Business;

(j) Debt representing deferred compensation to directors, officers, employees, members of management and consultants of the Obligors or any Subsidiary in the Ordinary Course of Business;

(k) Debt arising from the financing of any insurance premium of any Obligor or Subsidiary in the Ordinary Course of Business, so long as (i) such Debt shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the underlying term of such insurance policy, (ii) any unpaid amount of such Debt is fully cancelled upon termination of the underlying insurance policy, and (iii) the aggregate principal amount of Debt at any time outstanding pursuant to this clause shall not exceed $15,000,000;

(l) Debt incurred by the Obligors or Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(m) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Obligors or Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the Ordinary Course of Business;

Senior Secured Term Loan Agreement

(n) other Debt of the Obligors or their Subsidiaries in an aggregate principal amount not to exceed $10,000,000, so long as, immediately before and after giving effect to the creation, incurrence or assumption thereof, no Default or Event of Default shall have occurred and be continuing;

(o) Debt of Borrower and Genco Buyer under the Genco Facilities existing on the date hereof in an aggregate amount not to exceed $163,949,583.58;

(p) the Specified BofA Obligations in an aggregate amount not to exceed $500,000 at any time outstanding; and

(q) obligations under the Specified BofA LC in an aggregate principal amount not to exceed $215,000.

Notwithstanding the foregoing, Obligors and their Subsidiaries shall not Guarantee any Debt of Parent.

10.2.2 Permitted Liens. Create or permit to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Collateral Agent;

(b) Liens on the Specified Genco Assets, to the extent securing Debt permitted under Section 10.2.1(o);

(c) any Lien on any property or asset of an Obligor or Subsidiary existing on the date hereof and set forth in Schedule 10.2.2 and any renewals and extensions thereof that do not increase the outstanding principal amount secured (other than for reasonable and customary transaction costs incurred in connection with such renewal or extension) or the properties or assets (or replacements thereof) covered thereby;

(d) Liens on cash collateral securing Debt permitted under Section 10.2.1(p) or 10.2.1(q);

(e) [reserved];

(f) [reserved];

(g) Liens securing Debt permitted under Section 10.2.1(k) hereof; provided that such Liens shall encumber only the insurance proceeds of the insurance financed thereby;

(h) Liens deemed to arise in connection with Investments permitted under Section 10.2.4; and

(i) Permitted Encumbrances.

10.2.3 Fundamental Changes.

Senior Secured Term Loan Agreement

(a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) any Subsidiary may merge into a Borrower in a transaction in which such Borrower is the surviving Person, (ii) any Subsidiary may merge into any Domestic Subsidiary in a transaction in which the surviving entity is a Domestic Subsidiary and any Foreign Subsidiary may merge into any other Foreign Subsidiary; provided that, if an Obligor is involved, an Obligor must be the surviving entity, (iii) any Subsidiary of Borrower may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to the Lenders and if such Subsidiary is a Domestic Subsidiary, its assets are transferred to a Borrower or a Domestic Subsidiary; provided that, if such Subsidiary is a Guarantor, its assets must be transferred to an Obligor, (iv) Borrower or any Subsidiary may give effect to a merger or consolidation the purpose of which is to effect an Investment, Disposition or Acquisition permitted under Section 10 so long as Borrower continues in existence and the surviving entity is a Domestic Subsidiary; provided that, if a Subsidiary that is an Obligor is involved then the surviving entity must be an Obligor, and (v) the Obligors and their Subsidiaries may take the actions contemplated by the Genco Acquisition Steps;

(b) engage to any material extent in any business other than businesses of the type conducted by Obligors and Subsidiaries on the Closing Date and businesses reasonably related thereto and reasonable extensions thereof.

10.2.4 Investments, Loans, Advances, Guarantees and Acquisitions. Purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary of Borrower or that is a Foreign Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other similar interest in, any other Person, or consummate any Acquisition (each, an “Investment”), except:

(a) Investments existing on the date hereof and set forth on Schedule 10.2.4;

(b) Permitted Investments;

(c) loans or advances by Obligors or any of their Subsidiaries to their respective employees, directors, managers, officers, agents, customers, or suppliers in the Ordinary Course of Business, not to exceed $1,000,000 in the aggregate at any one time outstanding;

(d) Accounts receivable owned by Obligors or any of their Subsidiaries, if created in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms;

(e) (i) Guarantees of the obligations (other than Debt) of any Domestic Subsidiary that is not a Wholly-Owned Subsidiary by any other Domestic Subsidiary that is not a Wholly-Owned Subsidiary, and (ii) Guarantees of the obligations (other than Debt) of an Obligor by any other Obligor;

Senior Secured Term Loan Agreement

(f) the grant of trade credit in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms and Investments (i) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business or (ii) received in settlement of debts created in the Ordinary Course of Business and owing to any Obligor or Subsidiary or in satisfaction of judgments;

(g) Investments (i) by any Obligor in any other Obligor, (ii) by any Domestic Subsidiary that is not an Obligor in any other Domestic Subsidiary that is not an Obligor, (iii) by any Foreign Subsidiary in any other Foreign Subsidiary, or (iv) by a Borrower or any Domestic Subsidiary in Foreign Subsidiaries in an aggregate amount not exceeding the sum of (A) $1,000,000 in the form of cash plus (B) $15,000,000 in the form of tangible Property plus (C) the amount of third party equity contributions made to the Borrower that are used to fund such Investments;

(h) so long as no Event of Default has occurred and remains continuing or would result from any such Investment, Investments in an Excluded Subsidiary in an aggregate amount (determined at the time such Investment is made) not to exceed (after the Closing Date) $25,000,000; provided that, no Investments under this Section 10.2.4(h) shall be permitted unless and until all Equity Interests directly owned by any Obligor in an Excluded Subsidiary are pledged in favor of the Collateral Agent;

(i) Investments consisting of lease deposits, utility deposits, deposits under commercial contracts or pursuant to Permitted Acquisitions, and other similar deposits in the Ordinary Course of Business;

(j) (i) Investments in assets useful in the business of any Obligor using the proceeds of any disposition made by an Obligor permitted by Section 10.2.5, and (ii) Investments in assets useful in the business of any Subsidiary that is not an Obligor using the proceeds of any disposition made by any Subsidiary that is not an Obligor permitted by Section 10.2.5;

(k) [reserved];

(l) to the extent constituting an Investment, any Permitted Capped Call Transaction (including the economic benefit of such Permitted Capped Call Transaction embedded into the terms of the Permitted Intercompany Note);

(m) Investments consisting of the Genco Acquisition and the Colusa Acquisition (each, a “Permitted Acquisition”);

(n) Investments acquired after the Closing Date as the result of a Permitted Acquisition to the extent that such Investments were not made in contemplation of such Permitted Acquisition and were in existence on the date of such Permitted Acquisition; and

(o) other Investments in an aggregate amount not to exceed at any one time outstanding $25,000,000; provided that before and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing.

Senior Secured Term Loan Agreement

10.2.5 Asset Sales. Make any Disposition, except:

(a) sales of inventory, used, obsolete, worn out, worthless or surplus equipment, and cash and cash equivalents in the Ordinary Course of Business;

(b) (i) Dispositions solely between or among Obligors and (ii) Dispositions solely between or among Subsidiaries that are not Obligors;

(c) Dispositions not otherwise permitted hereunder which are made for fair market value provided, that (i) at the time of any such disposition, no Default or Event of Default shall exist or shall result from such disposition, and (ii) the aggregate fair market value in any Fiscal Year of all assets so sold by Obligors or any of their Subsidiaries pursuant to this clause (c) shall not exceed $25,000,000;

(d) Dispositions to an Excluded Subsidiary made as Investments therein but only to the extent such Investments are permitted under Section 10.2.4(h);

(e) Investments permitted by Section 10.2.4;

(f) Dispositions of (i) Equity Interests of the Borrower in full or partial satisfaction of Debt incurred pursuant to Section 10.2.1(f) and (ii) cash and cash equivalents to the extent necessary to cash settle fractional Equity Interests of Parent or Borrower in connection with the full or partial satisfaction of Debt incurred pursuant to Section 10.2.1(f);

(g) Dispositions of Accounts, in the Ordinary Course of Business, in connection with the compromise or settlement thereof;

(h) Dispositions resulting from any casualty or other insured damage to, or any taking under the power of eminent domain or by condemnation or similar proceeding of, any property or asset of Obligors and Subsidiaries;

(i) Dispositions of property made or deemed made solely because of the creation of Liens permitted under 10.2.2; and

(j) leases, subleases, licenses or sublicenses, in each case in the Ordinary Course of Business and which do not materially interfere with the business of Obligors and Subsidiaries.

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b), (d), (e), (f), (i), and (j) above) shall be made for fair value and solely for cash consideration, provided further that, notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Disposition of any material Intellectual Property shall be made by any Obligor or Subsidiary to an Excluded Subsidiary except to the extent such Disposition constitutes the granting of a non-exclusive license therefor.

10.2.6 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property

Senior Secured Term Loan Agreement

or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

10.2.7 Swaps. Enter into any Swap, other than Swaps entered into in the Ordinary Course of Business to hedge or mitigate risks to which an Obligor or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

10.2.8 Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) Borrower may declare and pay dividends with respect to its Equity Interests (i) payable or settleable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests) (including for satisfaction of Debt incurred pursuant to Section 10.2.1(f)) and (ii) to the extent necessary to cash settle fractional Equity Interests of Parent or Borrower in connection with satisfaction of Debt incurred pursuant to Section 10.2.1(f);

(b) (i) Subsidiaries that are not Obligors may declare and pay dividends ratably with respect to their Equity Interests and (ii) Obligors may make Restricted Payments to other Obligors;

(c) Borrower may pay Permitted Tax Distributions and Subsidiaries may make cash dividends to Borrower for purposes of Borrower making such Permitted Tax Distributions;

(d) so long as, both at the time of, and immediately after effect has been given to, such proposed action, no Default or Event of Default shall have occurred and be continuing:

(A)

Borrower may make distributions to Parent to be used to pay operating expenses of Parent to the extent incurred in the Ordinary Course of Business, together with other corporate overhead costs and expenses (including legal, administrative, accounting and similar expenses and franchise Taxes and other fees, Taxes and expenses required to maintain the corporate existence of Parent), which are reasonable and customary, provided that no such distribution may be made in respect of costs and expenses attributable to Excluded Subsidiaries except to the extent a like amount therefor has been received by Obligors from Excluded Subsidiaries (including by payments under the Management Agreement),

(B)	Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, directors or employees of Borrower or Parent,

(C)

Borrower may make Restricted Payments, including, without limitation, to purchase, redeem, retire, or otherwise acquire its Equity Interests, to the extent such Restricted Payments are made from the substantially concurrent receipt by Borrower of third-party capital contributions or the substantially concurrent issuance of new Equity Interests of Borrower, and

Senior Secured Term Loan Agreement

(D)

Borrower may make repurchases, redemptions or exchanges of Equity Interests of Borrower or Parent deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options and may make repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of Borrower or Parent made in lieu of withholding Taxes in connection with any exercise or exchange of stock options, warrants or other similar rights; and

(e) so long as, both at the time of declaration thereof, and after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing, Borrower may declare and pay dividends with respect to its Equity Interests to allow Parent to make dividends to the holders of its “Class A” common stock up to $0.12 per share quarterly.

10.2.9 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the Ordinary Course of Business that are at prices and on terms and conditions not less favorable to such Person than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Obligors not involving any other Affiliates, (c) any Restricted Payment permitted by Section 10.2.8 and other intercompany transactions expressly permitted by this Agreement and (d)(i) Investments in (to the extent permitted under Section 10.2.4), (ii) Dispositions to (to the extent permitted under Section 10.2.5) and (iii) the provision of management and support services and seconding of employees to (pursuant to the Management Agreement in the case of this clause (iii)), an Excluded Subsidiary.

10.2.10 Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Obligors or Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Obligors or any other Subsidiary or to Guarantee Debt of any Obligor or Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by any Loan Document or any permitted extension, renewal, refinancing or replacement thereof, (ii) customary restrictions and conditions in agreements relating to the sale of an asset or a Subsidiary which sale is otherwise permitted hereunder, (iii) customary restrictions and provisions in joint venture agreements and other similar agreements applicable to joint ventures to the extent such joint ventures are permitted hereunder, (iv) customary provisions in commercial agreements arising in the Ordinary Course of Business and restricting leases, subleases, licenses, or sublicenses, (v) customary restrictions and conditions contained in any agreement relating to any agreement that is permitted under Section 10.2.1, Section 10.2.2, Section 10.2.5, or is otherwise permitted by this Agreement, or (vi) restrictions or conditions in agreements already in existence as of the Closing Date and disclosed to Agent in writing and any renewal, extension, or replacement thereof.

Senior Secured Term Loan Agreement

10.2.11 Amendment of Material Documents. Amend, modify or waive any of its rights under Material Debt, the Tax Receivable Agreement, the Management Agreement, or its organizational documents, in each case, in any manner adverse to the Lenders.

10.2.12 [Reserved].

10.2.13 Prepayment of Certain Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of the subordination terms of, any Debt except:

(a) the prepayment of the Obligations in accordance with the terms of this Agreement;

(b) regularly scheduled or required prepayments, repayments or redemptions of Debt permitted under Section 10.2.1 (other than Debt permitted under Section 10.2.1(f) and Guarantees of the foregoing) and refinancings and refundings of such Debt so long as such refinancings and refundings would otherwise comply with Section 10.2.1;

(c) [reserved];

(d) the prepayment, redemption, purchase, defeasance or other satisfaction of intercompany Debt permitted under Section 10.2.1 solely between and among Obligors subject to any subordination provisions in the Guaranty;

(e) with respect to Debt incurred pursuant to Section 10.2.1(f), (i) regularly scheduled payments of interest (in cash or Equity Interests) so long as no Event of Default exists or would result therefrom and (ii) the prepayment, redemption, conversion or other satisfaction of such Debt, in the case of this clause (ii), prior to the stated maturity date thereof solely to the extent paid in, converted to or satisfied with Equity Interests (other than Disqualified Equity Interests) of Borrower and/or any cash necessary to settle fractional Equity Interests of Borrower in connection such prepayment, redemption, conversion or other satisfaction.; and

(f) the prepayment, redemption, purchase, defeasance or other satisfaction of intercompany Debt permitted under Section 10.2.1 owing by any Subsidiary that is not an Obligor to an Obligor or owing by an Obligor to an Obligor.

No Obligor shall, nor shall it permit any of its Subsidiaries to, make any payments of principal or interest with respect to Subordinated Debt, except to the extent permitted under the subordination terms set forth in the Subordinated Debt Documents; provided, that Debt incurred pursuant to Section 10.2.1(f) may be paid as set forth in clause (e) above. Notwithstanding the foregoing, no principal, redemption, repurchase or conversion payments may be made in cash (other than cash settlements for fractional Equity Interests of Parent or Borrower) with respect to Debt incurred pursuant to Section 10.2.1(f) during the term of this Agreement or if an Event of Default exists or would result therefrom.

Senior Secured Term Loan Agreement

10.2.14 Property of Foreign Subsidiaries. Permit the aggregate book value of the total assets owned by Foreign Subsidiaries of Obligors to exceed 10% of the aggregate book value of the total assets owned by Obligors and all of their Subsidiaries, unless one or more Foreign Subsidiaries that are organized under the laws of Canada (or any province or territory thereof) or another jurisdiction approved by Required Lenders in their discretion become Guarantors and grant Liens on their assets to secure the Obligations such that, after giving effect to such actions, the aggregate book value of the total assets owned by Foreign Subsidiaries that are not Obligors does not exceed such percentage.

10.2.15 Property of Immaterial Subsidiaries. Permit the aggregate of all revenues of the Immaterial Subsidiaries (other than, with respect to periods prior to the Closing Date, Focus Genco) for any twelve month period ending on the last day of any Fiscal Quarter to exceed $200,000 and will not permit the aggregate value of assets owned by the Immaterial Subsidiaries to exceed $500,000, unless the assets of one or more Immaterial Subsidiaries are pledged, on terms reasonably satisfactory to the Administrative Agent, to secure the Obligations and such Immaterial Subsidiary shall execute a Guaranty of the Obligations, on terms reasonably satisfactory to Administrative Agent (whereupon such Subsidiary shall no longer be deemed an Immaterial Subsidiary), within 45 calendar days (or such longer period as the Administrative Agent may agree in its sole discretion) after a Senior Officer of Borrower has knowledge of the existence of such excess, in any event such that after giving effect to such pledge and guaranty, the aggregate of all such revenues and assets of any then-remaining Immaterial Subsidiaries (other than, in the case of revenues for periods prior to the Closing Date, Focus Genco) would not exceed the amounts set forth above for such period.

10.2.16 [Reserved].

10.2.17 Parent and Debt. Obligors shall at all times be and remain consolidated subsidiaries of Parent under GAAP. Parent shall not hold any material assets, become liable for any material obligations, engage in any trade or business or conduct any business activity, other than:

(a) pursuant to the Genco Acquisition Steps;

(b) the maintenance of its legal existence in compliance with Applicable Law,

(c) the issuance of its Equity Interests to its shareholders,

(d) the making of dividends or distributions on its Equity Interests,

(e) the ownership of the Equity Interests of Borrower,

(f) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws,

(g) the performance of obligations under and compliance with its organizational documents, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries, or the customary conduct of the activities of a publicly traded holding company,

Senior Secured Term Loan Agreement

(h) the incurrence and payment of its operating and business expenses and any Taxes for which it may be liable,

(i) the execution and delivery of any Loan Documents to which it is a party and the performance of its obligations thereunder (and the acknowledgment of any related intercreditor agreement),

(j) the making of payments under the Tax Receivable Agreement (and the compliance with other obligations thereunder),

(k) the unsecured convertible Debt in existence as of the Closing Date and set forth on Schedule 10.2.17 (the “Permitted Convertible Debt”), the Permitted Intercompany Note, the Permitted Capped Call Transactions entered into in connection with the foregoing and the acquisition of Equity Interests and/or Debt of Borrower in connection with same,

(l) activities incidental to any of the foregoing, and

(m) the management and payment for legal, tax and accounting matters in connection with any of the foregoing.

10.2.18 Excluded Subsidiaries. Permit any Excluded Subsidiary to (i) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which a lender or any other Person has recourse to Parent, any Obligor or any Subsidiary other than an Excluded Subsidiary or any of the assets of Parent, any Obligor or any Subsidiary other than an Excluded Subsidiary, (ii) be party to any agreement or arrangement with Parent, any Obligor or any Subsidiary other than an Excluded Subsidiary unless the terms of any such agreement or arrangement are permitted under Section 10.2.9, (iii) own (directly or indirectly) Equity Interests in Parent, any Obligor or any Subsidiary other than an Excluded Subsidiary, or (iv) hold any Debt of, or Liens on, Parent, any Obligor or any Subsidiary other than an Excluded Subsidiary (or any of their respective assets); (b) make any Investment in or to any Excluded Subsidiary or their subsidiaries other than as permitted under Section 10.2.4(h); or (c) provide, or permit Parent to provide, any credit support of any kind for, Guarantee or otherwise become directly or indirectly liable for any Debt or other obligations of Excluded Subsidiaries or their subsidiaries.

10.2.19 Material Contracts. (a) Enter into any Material Contract except on an arm’s length basis, (b) cancel or terminate any Material Contracts (other than in accordance with the terms of such Material Contract) or consent to or accept any cancellation or termination (other than in accordance with the terms of such Material Contract), materially amend or otherwise materially modify any Material Contract or waive any material default under or material breach of any Material Contract, in each case, if such cancellation, termination, material amendment or modification or waiver is materially adverse to the Lenders or (c) agree in any manner to any other material amendment, modification or change of any material term or condition of any Material Contract or take any other material action in connection with any Material Contract that would (as reasonably determined by Borrower) materially impair the value of the interest or rights of Obligor or any Subsidiary, as applicable, thereunder or that would (as reasonably determined by Borrower) materially impair the interest, rights, remedies or benefits available to Agent or any Lender.

Senior Secured Term Loan Agreement

10.2.20 Outbound Investment Rules. Permit any Obligor or Subsidiary to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if Borrower were a United States Person or (iii) any other activity that would cause Agent to be in violation of the Outbound Investment Rules or cause Agent to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

10.3 Financial Covenant.

10.3.1 As long as any Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been asserted) are outstanding, Parent and Obligors shall maintain:

(a) an Interest Coverage Ratio of at least 3.00 to 1.00 as of the last day of each fiscal quarter of Parent, beginning with the fiscal quarter ending June 30, 2026;

(b) a Total Leverage Ratio of not greater than 5.25 to 1.00 as of the last day of each fiscal quarter of Parent, beginning with the fiscal quarter ending June 30, 2026; provided, that upon the consummation of the Genco Acquisition, for each of the four fiscal quarters of Parent immediately following the consummation of the Genco Acquisition (including the fiscal quarter of Parent in which the Genco Acquisition was consummated), the ratio set forth above shall be increased by 0.25:1.00 (such period, the “Leverage Increase Period”); provided, further, that after the consummation of the Genco Acquisition, each Leverage Increase Period shall only apply with respect to the calculation of the Total Leverage Ratio as of the end of any fiscal quarter of Parent for purposes of determining compliance with this Section 10.3.1(b);

(c) a Secured Leverage Ratio of not greater than 3.50 to 1.00 as of the last day of each fiscal quarter of Parent, beginning with the fiscal quarter ending June 30, 2026; and

(d) a Liquidity Amount of not less than $50,000,000.

10.3.2 Notwithstanding anything to the contrary contained in Section 11.1, in the event that Borrower fails to comply with any covenant set forth in Section 10.3.1 for any applicable period (a “Financial Covenant Default”), and until the expiration of the tenth (10th) Business Day after the date on which financial statements are required to be delivered for such period pursuant to Section 10.1.1(a) or (b) and the corresponding Compliance Certificate to be delivered pursuant to Section 10.1.1(d) with respect to the applicable fiscal quarterly period hereunder, the Borrower may (in accordance with applicable law) sell or issue common Equity Interests to any Person that is not a Obligor (to the extent such transaction would not result in a Change of Control) or otherwise obtain cash capital contributions on account of common Equity Interests and, in either case, apply the proceeds of such issuance of Equity Interests to increase EBITDA (such application, a “Covenant Cure Payment”); provided that (i) the proceeds of such

Senior Secured Term Loan Agreement

issuance of Equity Interests or cash capital contribution, as applicable, are actually received by the Borrower no later than ten (10) Business Days after the date on which financial statements, for the applicable period for which such Financial Covenant Default has occurred, are required to be delivered pursuant to Section 10.1.1(a) or (b) and the corresponding Compliance Certificate to be delivered pursuant to Section 10.1.1(d) with respect to such fiscal quarter hereunder and (ii) the amount of the Covenant Cure Payment shall not exceed the amount necessary to bring the Borrower into compliance with Section 10.3.1, if any. Upon (A) application of the proceeds of such issuance of Equity Interests or cash capital contribution, as applicable, as provided above within the ten (10) Business Day period described above in such amounts sufficient to cure the Events of Default under the covenants set forth in Section 10.3.1, and (B) delivery of an updated Compliance Certificate executed by a financial officer to the Administrative Agent reflecting compliance with the covenants set forth in Section 10.3.1, as applicable, the Borrower shall be deemed to have satisfied the requirements of such covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the covenant and any related default that had occurred shall be deemed cured and no longer in existence. For the avoidance of doubt, the amount of any Covenant Cure Payment made in accordance with the terms of this Section 10.3.2 shall be deemed to increase EBITDA by a like amount for purposes of calculating the Interest Coverage Ratio, Secured Leverage Ratio or Total Leverage Ratio for the relevant fiscal quarter.

The parties hereby acknowledge and agree that this Section 10.3.2 may not be relied on for purposes of calculating any financial ratios or other conditions or compliances other than the financial covenants set forth in Section 10.3.1 and shall not result in any adjustment to any amounts (including, for the avoidance of doubt, any decrease to Debt with the proceeds of such issuance of Equity Interests or other cash capital contribution, as applicable) other than the amount of EBITDA referred to in Section 10.3.1 above for purposes of determining the Borrower’s compliance with Section 10.3.1. To the extent a Covenant Cure Payment is applied to increase EBITDA, such Covenant Cure Payment shall only be taken into account in connection with the calculations of the covenants contained in Section 10.3.1 as of a particular fiscal quarter end and any subsequent calculations of such covenants which contain such particular fiscal quarter as part of its trailing twelve-month period or trailing four quarter period.

The cure rights provided in this Section 10.3.2 may not be exercised in any two consecutive quarters. The Borrower may not utilize more than five cures provided in this Section 10.3.2 during the duration of this Agreement.

Section 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT.

11.1 Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Borrower fails to pay any principal of any Loan when due (whether at stated maturity, upon acceleration or otherwise);

Senior Secured Term Loan Agreement

(b) Borrower fails to pay any interest, fee or other Obligation payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) Any written representation or warranty made by an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given or made;

(d) Parent (with respect only to Section 10.3), an Obligor or Subsidiary breaches or fails to perform any covenant contained in Section 2.1.3, 10.1.1(a), (b), (d), (e) and (f), 10.1.2, 10.1.3(b), 10.1.12 (but only to the extent such breach or failure relates to the notice period set forth therein), 10.1.14, 10.2 or 10.3;

(e) Parent, an Obligor or Subsidiary breaches or fails to perform any other covenant contained in any Loan Document, and such breach or failure is not cured within 30 days after a Senior Officer of Parent, such Obligor or Subsidiary has knowledge thereof or receives notice thereof from Administrative Agent, whichever is sooner;

(f) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; Parent or an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Collateral Agent; it is unlawful for an Obligor to perform any of its material obligations under a Loan Document; or any Loan Document ceases to be in full force or effect for any reason (other than as a result of a waiver or release by Administrative Agent and Lenders or as otherwise permitted hereunder or thereunder);

(g) (i) Any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or (ii) any event or condition occurs that enables or permits (after giving effect to all applicable notice and cure periods) the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the redemption thereof or any offer to redeem to be made in respect thereof, prior to its scheduled maturity or require Parent, any Obligor or Subsidiary to make an offer in respect thereto; provided, however, that none of the following events will, in and of themselves, be a Default or Event of Default under this Section 11.1(g): (x) the occurrence of any customary event or condition that vests the right of any holder of convertible Debt to submit any such Debt for conversion in accordance with its terms (including any corresponding right of Parent pursuant to the Permitted Intercompany Note vis-à-vis Borrower), provided such event or condition does not result from a breach by Parent or any Obligor of the terms of such Debt; or (y) any actual conversion of any convertible Debt in accordance with its terms;

(h) One or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (exclusive of amounts covered by insurance that has not been denied by the insurer) shall be rendered against any Obligor or Subsidiary and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor or Subsidiary to enforce any such judgment;

Senior Secured Term Loan Agreement

(i) An Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or Obligors, on a consolidated basis, are not Solvent;

(j) (i) An Insolvency Proceeding is commenced by an Obligor, Excluded Subsidiary or Subsidiary; (ii) an Obligor, Excluded Subsidiary or Subsidiary makes an offer of settlement, extension or composition to its unsecured creditors generally; (iii) a trustee is appointed to take possession of any substantial Property of or to operate any business of an Obligor, Excluded Subsidiary or Subsidiary; or (iv) an Insolvency Proceeding is commenced against an Obligor, Excluded Subsidiary or Subsidiary, and the Obligor, Excluded Subsidiary or Subsidiary consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, Excluded Subsidiary or Subsidiary, the petition is not dismissed within 60 days after filing or an order for relief is entered;

(k) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or the PBGC; (ii) an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or (iii) any event similar to the foregoing occurs or exists with respect to a Foreign Plan; in the case of subclause (i), (ii) or (iii) has resulted or could reasonably expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or the PBGC that, when taken together with all similar events that have occurred, in the reasonable opinion of the Administrative Agent could reasonably be expected to result in a Material Adverse Effect;

(l) any Lien purported to be created under any Security Document shall be asserted by Parent, any Obligor or Subsidiary not to be a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents; and

(m) A Change of Control occurs.

11.2 Remedies upon Default. If an Event of Default under Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and any unfunded Commitments shall be automatically terminated, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its reasonable discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law; and

(b) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Collateral Agent

Senior Secured Term Loan Agreement

at a place designated by Collateral Agent; (iii) subject to the terms of any applicable Lien Waiver, enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Collateral Agent, in its reasonable discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Collateral Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Collateral Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Collateral Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations. The Collateral Agent will only take such action or exercise such remedies at the direction or with the consent of the Required Lenders. Any proceeds received from such actions will be applied as set forth in Section 2.9.

(c) declare any unfunded Commitments, if any, to be terminated, whereupon such Commitments shall be terminated.

11.3 License. For the purpose of enabling Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise the rights and remedies under Section 11.2 at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Collateral Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Collateral Agent’s benefit for the benefit of the Lenders.

11.4 Setoff. At any time during an Event of Default, Administrative Agent, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency other than tax, payroll or employee benefit accounts) at any time held and other obligations (in whatever currency) at any time owing by Administrative Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against the Obligations, whether or not Administrative Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Administrative Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Administrative Agent, each Lender and each such Affiliate under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

Senior Secured Term Loan Agreement

11.5 Remedies Cumulative; No Waiver.

11.5.1 Cumulative Rights.11.5.2 All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.3 Waivers.11.5.4 No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

Section 12. AGENT.

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority. Each Lender appoints and designates (i) Goldman Sachs Bank USA, as Collateral Agent under all Loan Documents and (ii) Goldman Sachs Bank USA, as Administrative Agent under all Loan Documents. Collateral Agent or Administrative Agent, as applicable may, and each Lender authorizes Collateral Agent and Administrative Agent to, enter into all Loan Documents to which such Person is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, (i) Administrative Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; and (b) execute and deliver as Administrative Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document and (ii) Collateral Agent shall have the sole and exclusive authority to (a) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (b) manage, supervise or otherwise deal with Collateral; and (c) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.

12.1.2 Duties. The titles of “Administrative Agent”, “Collateral Agent” and “Agent” are used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Lender or other Person by reason of any Loan Document or related transaction, even if a Default exists. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

Senior Secured Term Loan Agreement

12.1.3 Agent Professionals. Administrative Agent and Collateral Agent may perform their respective duties through their respective employees and agents. Administrative Agent may consult with and employ Administrative Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Administrative Agent Professional. Collateral Agent may consult with and employ Collateral Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by a Collateral Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals, in each case, selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Lender unless Administrative Agent and Collateral Agent have received notice to the contrary from such Lender before Administrative Agent or Collateral Agent, as applicable, takes the action. Agent may request instructions from Required Lenders or other Lenders with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Lenders of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its reasonable discretion is contrary to Applicable Law or any Loan Documents or could expose any Agent Indemnitee to potential liability.

12.2 Agreements Regarding Collateral and Borrower Materials.

12.2.1 Lien Releases; Care of Collateral. Lenders authorize Collateral Agent to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrower certifies in writing is a Permitted Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Lenders authorize Collateral Agent to subordinate its Liens to any Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Collateral Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. To the extent required under the laws of any foreign jurisdiction, each Lender hereby grants to Collateral Agent any required power of attorney to take any action with respect to Collateral or to execute any Loan Document on the Lender’s behalf.

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12.2.2 [Reserved].

12.2.3 Reports. Administrative Agent shall promptly provide to Lenders and Collateral Agent, and Collateral Agent shall promptly provide to Lenders and Administrative Agent, when complete, any field examination, audit, appraisal or consultant report prepared for Administrative Agent or Collateral Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by posting them on the Platform, but Administrative Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrower’s books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations.

12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any Communication (including those by telephone, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act on any Communication and shall not be liable for any delay in acting.

12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Collateral Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral. Collateral Agent is hereby authorized, on behalf on the Lenders to file a proof of claim and vote claims for the Obligations in any proceeding under the Bankruptcy Code. At any foreclosure or other realization event with respect to the Collateral (including any sale authorized pursuant to the Bankruptcy Code), Collateral Agent shall be entitled to credit bid the Obligations and establish vehicles and procedures therefor, at the direction of the Required Lenders and on behalf of the Lenders.

12.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from the other Lenders participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 2.11, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against a Deposit Account without Collateral Agent’s prior consent.

Senior Secured Term Loan Agreement

12.6 Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS, ON A PRO RATA BASIS, ADMINISTRATIVE AGENT INDEMNITEES AND COLLATERAL AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF OBLIGORS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST (I) AN ADMINISTRATIVE AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR ADMINISTRATIVE AGENT (IN THE CAPACITY OF ADMINISTRATIVE AGENT) AND (II) A COLLATERAL AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR COLLATERAL AGENT (IN THE CAPACITY COLLATERAL AGENT). In Collateral Agent’s discretion, it may reserve for any Claims made against an Administrative Agent Indemnitee or Collateral Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to any Lender for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Lenders with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

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12.8 Successor Agent and Co-Agents.

12.8.1 Resignation; Successor Agent.

(a) Administrative Agent may resign at any time by giving at least 30 days written notice thereof to Collateral Agent, Lenders and Borrower. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower. If no successor is appointed by the effective date of Administrative Agent’s resignation, then on such date, Administrative Agent may appoint a successor acceptable to it in its reasonable discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Collateral Agent shall automatically assume all rights and duties of Administrative Agent. The successor Administrative Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Administrative Agent without further act. The retiring Administrative Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Administrative Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Administrative Agent, including indemnification under Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Goldman Sachs Bank USA by merger or acquisition of stock or this loan shall continue to be Administrative Agent hereunder without further act on the part of any Lender or Obligor.

(b) Collateral Agent may resign at any time by giving at least 30 days written notice thereof to Administrative Agent, Lenders and Borrower. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower. If no successor is appointed by the effective date of Collateral Agent’s resignation, then on such date, Collateral Agent may appoint a successor acceptable to it in its reasonable discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Administrative Agent shall automatically assume all rights and duties of Collateral Agent. The successor Collateral Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Collateral Agent without further act. The retiring Collateral Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Collateral Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Collateral Agent or holding any Collateral on behalf of Lenders, including indemnification under Sections 12.6 and 14.2, and all rights and protections under this Section 12.

12.8.2 Co-Collateral Agent. If appropriate under Applicable Law, Collateral Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Collateral Agent under the Loan Documents shall also be vested in such agent. Lenders shall execute and deliver any instrument or agreement that Collateral Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Collateral Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans. Each Lender has made such inquiries as it feels necessary concerning the Loan Documents, Collateral

Senior Secured Term Loan Agreement

and Obligors. Each Lender acknowledges and agrees that the other Lenders have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. No act by Agent, including any consent, amendment, acceptance of assignment or due diligence by Agent, shall be deemed to constitute a representation by Agent to any Lender as to any matter, including whether Agent has disclosed material information in its possession. Each Lender will, independently and without reliance upon any other Lender, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course, is sophisticated with respect to making such decisions and holding such loans, and is entering into this Agreement for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument. Each Lender agrees not to assert any claim in contravention of the foregoing.

12.10 Remittance of Payments and Collections.

12.10.1 Remittances Generally. Payments by any Lender to Agent shall be made by the time and date provided herein, in immediately available funds. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2 Recovery of Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous

Senior Secured Term Loan Agreement

Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.10.2 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.10.2(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 12.10.2(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.10.2(a) or on whether or not an Erroneous Payment has been made.

Senior Secured Term Loan Agreement

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor; provided that this Section 12.10.2 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 12.10.2 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

12.10.3 Distributions. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Lender. If Agent is required to return any amounts applied by it to Obligations held by a Lender, such Lender shall pay to Agent, on demand, its share of the amounts required to be returned.

12.11 [Reserved].

Senior Secured Term Loan Agreement

12.12 Titles. Each Lender, other than Goldman Sachs Bank USA, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders and shall in no event have any fiduciary duty to any Obligor.

12.13 Certain ERISA Matters.

12.13.1 Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Commitments and Loan Documents; (c)(i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Section I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.13.2 Further Lender Representation. Unless Section 12.13.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).

12.14 [Reserved].

12.15 [Reserved].

Senior Secured Term Loan Agreement

Section 13. BENEFIT OF AGREEMENT; ASSIGNMENTS.

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Administrative Agent, Collateral Agent, Lenders, and their respective successors and assigns, except that (a) no Obligor may assign or delegate its rights or obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Administrative Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1 Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrower shall be determined as if it had not sold such participating interests, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Administrative Agent and the other Lenders shall not have any obligation or liability to any such Participant.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrower, Guarantor or substantially all Collateral.

13.2.3 Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrower (solely for tax purposes), maintain a register (the “Participant Register”) in which it enters the Participant’s name, address and interest in Loans (and stated interest). Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the Participant Register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such Participant Register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

13.2.4 Benefit of Setoff. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

Senior Secured Term Loan Agreement

13.3 Assignments.

13.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Administrative Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Loans retained by the transferor Lender is at least $5,000,000 (unless such partial assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or otherwise agreed to by Borrower and Administrative Agent in their discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Administrative Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto.

13.3.2 Effect; Effective Date. Upon delivery to Administrative Agent of a fully executed and completed Assignment accompanied by a processing fee of $3,500 (unless otherwise agreed by Administrative Agent in its discretion), the assignment specified therein shall be effective as provided in the Assignment as long as it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable.

13.3.3 Certain Assignees. No assignment or participation may be made to an Obligor, an Affiliate of an Obligor, or one or more natural persons. Administrative Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents.

13.3.4 Register. Administrative Agent, acting as a non-fiduciary agent of Borrower (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment delivered to it, and (b) a register for recordation of the names, addresses and the Loans and interest owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Administrative Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrower or any Lender, from time to time upon reasonable notice.

Senior Secured Term Loan Agreement

13.4 Replacement of Certain Lenders. If a Lender has failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then Administrative Agent or Borrower may, upon 5 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s). Administrative Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

Section 14. MISCELLANEOUS.

14.1 Consents, Amendments and Waivers.

14.1.1 Amendment. No Modification of a Loan Document shall be effective without the prior written agreement of Administrative Agent (with the consent of Required Lenders and with a fully executed copy thereof delivered to Collateral Agent) and each affected Obligor party to such Loan Document; provided, that:

(a) (i) any Modification that does not alter any provision in a Loan Document that relates to any rights, duties or discretion of Administrative Agent shall not require the consent of Administrative Agent, and (ii) without the prior written consent of Collateral Agent, no Modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Collateral Agent;

(b) without the prior written consent of each affected Lender, no Modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (excluding any waiver of the Default Rate of interest); (iii) extend the Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (b);

(c) without the prior written consent of all Lenders, no Modification shall (i) alter this Section 14.1.1; (ii) amend the definition of (A) Pro Rata or (B) Required Lenders, or; (iii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Debt or other obligation; (iv) subordinate, or have the effect of subordinating, the Liens on the Collateral securing the Obligations to Liens securing any other Debt or other obligation (other than to Liens securing Debt permitted to have priority hereunder); (v) except in connection with a transaction expressly permitted hereby, release all or substantially all Collateral; (vi) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; or (vii) change any Loan Document provision requiring consent or action by all Lenders; and

(d) if Real Estate secures any Obligations, no Modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until the completion of flood diligence and documentation as required by Flood Laws or as otherwise reasonably satisfactory to all Lenders.

14.1.2 Limitations. Notwithstanding anything in any Loan Document to the contrary, Administrative Agent may, in consultation with Borrower, make or adopt Conforming Changes from time to time and any amendment or notice implementing such changes will become effective without further action or consent of any other party; provided, that

Senior Secured Term Loan Agreement

Administrative Agent shall post or otherwise provide same to Borrower and Lenders reasonably promptly after it becomes effective. No agreement of any Obligor shall be required for any Modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Administrative Agent as among themselves. Only the consent of the parties to any agreement relating to fees shall be required for Modification of such agreement. Any waiver or consent granted by Administrative Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified. Each Lender irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of Borrower and Collateral Agent), to amend and restate this Agreement and other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), such Lender shall have no other commitment or other obligation hereunder and shall have be paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.

14.1.3 Corrections. Without action or consent by any other party to this Agreement, (a) Collateral Agent and Borrower may amend a Loan Document to cure an ambiguity, omission, mistake, typographical error, or other defect in any provision, schedule or exhibit thereof; and (b) Administrative Agent may revise Schedule 1.1 to reflect changes in Commitments from time to time.

14.2 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Obligors shall indemnify and hold harmless each Indemnitee from and against any and all losses, liabilities, damages, claims, and reasonable and documented out-of-pocket fees and expenses (limited to reasonable Attorney Costs of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each applicable jurisdiction material to the interests of the Indemnitees, taken as a whole (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, solely in the case of an actual or reasonably perceived conflict of interest, where the Indemnitee affected by such conflict informs Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for the affected Indemnitees that are similarly situated, taken as a whole)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by any Obligor, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transactions, including the financing contemplated hereby, which may at any time be imposed on, incurred by or asserted against any such Indemnitee relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the Transactions and the other transactions contemplated thereby, or (b) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling

Senior Secured Term Loan Agreement

Persons or any of the partners, officers, directors, employees, agents, advisors or members of any of the foregoing, in each case who are involved in or aware of the Transactions (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) disputes brought by an Indemnitee against any other Indemnitee to the extent such disputes do not arise from any act or omission of Borrower, the other Obligors or any of their respective Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Lead Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 14.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Obligor, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 14.2 shall be paid within ten (10) Business Days after demand therefor; provided, however, if the Obligors have reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 14.2, then the Indemnitee shall promptly refund such expenses paid by the Borrower to the Indemnitee. The agreements in this Section 14.2 shall survive the resignation of the Administrative Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 14.2 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

14.3 Notices and Communications.

14.3.1 Notice Address. Subject to Section 14.3.2, all Communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. In addition, a Communication from Administrative Agent to Lenders may, to the extent permitted by law, be delivered electronically (i) by transmitting the Communication to the electronic address specified to Administrative Agent in writing by the applicable Lender from time to time, or (ii) by posting the Communication on a website and sending the Lender notice (electronically or otherwise) that the Communication has been posted and providing instructions (at such time or prior to delivery of such Communication) for viewing it. Each Communication shall be effective only (a) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (b) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged; or (c) if provided electronically by Administrative Agent to Lenders, when the Communication (or notice advising of its posting to a website) is sent to the Lender’s electronic address. Any written Communication not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower shall be deemed received by all Obligors.

Senior Secured Term Loan Agreement

14.3.2 Communications. Electronic and telephonic Communications (including e-mail, messaging, voice mail and websites) may be used only for routine communications, such as the delivery of financial statements and other information required by Section 10.1.1, administrative matters, distribution of Loan Documents for execution and delivery of executed signature pages and such other communications as agreed by Administrative Agent and Borrower. Administrative Agent makes no assurance as to the privacy or security of electronic or telephonic Communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

14.3.3 Platform. Borrower Materials shall be delivered pursuant to procedures approved by Administrative Agent, including electronic delivery (if requested by Administrative Agent) to an electronic system maintained by it (“Platform”). Borrower shall notify Administrative Agent of each posting of Borrower Materials on the Platform (which notice may be communicated electronically in accordance with Section 14.3.2) and the Borrower Materials on the Platform shall be deemed received by Administrative Agent only upon its receipt of such notice. Communications, Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform. The Platform is provided “as is” and “as available.” Administrative Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Administrative Agent Indemnitee shall have any liability to Obligors, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system. Administrative Agent may, but is not obligated to, make Communications available to Obligors and Lenders by posting them on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or other electronic platform.

14.3.4 Public Information. Obligors and Lenders acknowledge that “public” information may not be segregated from material non-public information on the Platform. Lenders acknowledge that Borrower Materials may include Obligors’ material non-public information, which should not be made available to personnel who do not wish to receive such information or may be engaged in trading, investment or other market-related activities with respect to an Obligor’s securities.

14.3.5 Non-Conforming Communications. Administrative Agent and Lenders may rely on any Communication purportedly given by or on behalf of an Obligor even if it is not made in a manner specified herein, incomplete or not confirmed, or if the terms thereof, as understood by the recipient, vary from an earlier Communication or later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any Communication purportedly given by or on behalf of any Obligor.

Senior Secured Term Loan Agreement

14.3.6 Reliance on Communications. No Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with an Electronic Signature transmitted by telecopy, emailed .pdf or other electronic means). Lenders may rely on, and shall incur no liability under or in respect of any Loan Document by acting on, any written Communication (which may be a fax, electronic message, internet or intranet website posting, or other distribution, or signed by an Electronic Signature) reasonably believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Agent shall be entitled to rely on the e-mail addresses and telephone numbers provided by Obligors, Lenders and their authorized representatives. Each Obligor hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of any Loan Document or other Communication based solely on the lack of a paper original copy thereof, and (b) waives any claim against any Indemnitee for liabilities arising from its reliance on or use of Electronic Signatures, including liabilities relating to an Obligor’s failure to use a security measure in connection with execution, delivery or transmission of an Electronic Signature.

14.4 Performance of Obligors’ Obligations. Administrative Agent or Collateral Agent may, as applicable, in their reasonable discretion and good faith business judgment, at any time and from time to time, at Obligors’ expense with, unless an Event of Default is continuing, five (5) days prior written notice to the Borrower, pay any amount or do any act required of an Obligor under any Loan Documents or otherwise lawfully requested by Administrative Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Collateral Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Collateral Agent and Administrative Agent under this Section 14.4 shall be reimbursed to such party by Obligors, promptly following written demand therefor, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Collateral Agent or Administrative Agent under this Section 14.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries. Administrative Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

Senior Secured Term Loan Agreement

14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Execution; Electronic Records. Any Loan Document, including any required to be in writing, may (if agreed by Administrative Agent) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Administrative Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Administrative Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Lender shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Administrative Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed original counterpart.

14.9 Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Administrative Agent or any Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Administrative Agent or Lenders pursuant to the Loan Documents or otherwise shall be deemed to constitute Administrative Agent and any Lender to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

Senior Secured Term Loan Agreement

14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Administrative Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and their Affiliates, on one hand, and Administrative Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Obligors have consulted their own legal, accounting, regulatory, tax and other advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Administrative Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Administrative Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Administrative Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12 Confidentiality. Each of Administrative Agent and Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers and other representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) to the extent such Information is (i) publicly available other than as a result of a breach of this Section 14.12, (ii) available to Administrative Agent and any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrower, or (iii) independently discovered or developed by a party hereto without utilizing any Information or violating this Section 14.12; (g) on a confidential basis to any rating agency in connection with rating the Borrower or any Subsidiary or any credit facility established by this Agreement; (h) on a confidential basis to a provider of a Platform; (i) with the consent of Borrower; (j) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; or (k) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. Obligors consent to the publication by Administrative Agent and Lenders of customary advertising material relating to transactions contemplated

Senior Secured Term Loan Agreement

hereby, using the names, product photographs, logos or trademarks of Obligors and Subsidiaries. Administrative Agent and Lenders may disclose information regarding this Agreement and the credit facility hereunder to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders in connection with the Loan Documents and Commitments. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain confidentiality of Information pursuant to this Section 14.12 shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Administrative Agent and Lenders acknowledge that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person and, in any event, nothing in this Agreement shall restrict or impede any Person from reporting possible legal violations to any regulatory authority.

14.13 [Reserved].

14.14 GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.15 Consent to Forum.

14.15.1 Forum. PARENT, EACH LENDER AND EACH OBLIGOR HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREE THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. PARENT, EACH LENDER AND EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.15.2 Other Jurisdictions. Nothing herein shall limit the right of any party to bring proceedings against any other party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by any party hereto of any judgment or order obtained in any forum or jurisdiction.

Senior Secured Term Loan Agreement

14.16 Waivers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY COLLATERAL AGENT ON WHICH PARENT OR AN OBLIGOR MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING COLLATERAL AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING COLLATERAL AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AN INDEMNITEE ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE OTHER PARTIES HERETO ENTERING INTO THIS AGREEMENT AND THAT THEY ARE RELYING UPON THE FOREGOING IN THEIR DEALINGS WITH EACH PARTY HERETO. Each party hereto has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Lender) acknowledges that, with respect to any Lender that is an Affected Financial Institution, any liability of such Lender arising under a Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Lender; and (b) the effects of any Bail-In Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

Senior Secured Term Loan Agreement

14.18 Patriot Act Notice. Administrative Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Administrative Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Administrative Agent and Lenders to identify it in accordance with the Patriot Act. Administrative Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Administrative Agent or any Lender may request from time to time for purposes of complying with any “know your customer,” anti-money laundering or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.

14.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b) As used in this Section 14.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

Senior Secured Term Loan Agreement

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

14.20 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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Senior Secured Term Loan Agreement